Share Sale Deed
4131-0275-2063.2

Table of Contents

1	Definitions and interpretations		2
	1.1	Definitions	2
	1.2	Interpretations	13
	1.3	Business Day	14
	1.4	Inclusive expressions	14
	1.5	Deed components	14
2	Conditions for Completion		14
	2.1	Conditions precedent	14
	2.2	Notice	15
	2.3	Reasonable endeavours	15
	2.4	Waiver	15
	2.5	Cut Off Date	16
	2.6	No binding agreement for transfer	16
3	Termination		16
	3.1	Termination by the Buyer	16
	3.2	Termination by the Seller	16
	3.3	Effect of termination	17
	3.4	No other right to terminate or rescind	17
4	Sale and Purchase		17
	4.1	Sale Shares and the Assets	17
	4.2	Associated rights	17
	4.3	Purchase Price	17
	4.4	Actions on Completion	18
	4.5	Title and risk	18
	4.6	Completion Payment adjustment	18
5	Period Before Completion		18
	5.1	Carrying on of business	18
	5.2	Permitted acts	19
	5.3	Access	20
	5.4	Indebtedness	20
	5.5	Financing	21
	5.6	Target Entity a member of a Consolidated Group	21
6	Employees		21
	6.1	Incentives	21
	6.2	New employees and terminating employees	21
	6.3	Restrictions on Seller	22
	6.4	Restrictions on Buyer	22
	6.5	Workers compensation	22
	6.6	Excluded Employees	23
7	Completion		23
	7.1	Time and Place	23
	7.2	Completion	23
	7.3	Notice to complete	23
	7.4	Completion simultaneous	23
	7.5	Post-Completion adjustment	24
8	Warranties		25
	8.1	Warranties by the Seller	25
	8.2	Independent Warranties	25
	8.3	Reliance	25
	8.4	Tax indemnity	26

9	Qualifications and Limitations on Claims		26
	9.1	Disclosure	26
	9.2	Awareness	27
	9.3	No reliance	27
	9.4	Opinions, estimates and forecasts	28
	9.5	Maximum and minimum amounts	28
	9.6	Time limits	29
	9.7	Recovery under other rights and reimbursement	29
	9.8	Mitigation of loss	30
	9.9	Exclusions	30
	9.1	General limitations	30
	9.11	Buyer benefits	31
	9.12	Sole remedy	32
	9.13	Payments affecting the Purchase Price	32
	9.14	Tax effect of Claims	32
	9.15	Independent limitations	33
10	Procedures For Dealing With Claims		33
	10.1	Notice of Claims	33
	10.2	Third Party Claims	34
	10.3	Tax Demands	35
11	Buyer Warranties		36
	11.1	Buyer Warranties	36
	11.2	Independent Warranties	37
	11.3	Reliance	37
	11.4	Notification	37
12	Period after Completion		37
	12.1	Appointment of proxy	37
	12.2	Access to records by Seller	37
	12.3	Branding and phase out	38
	12.4	Tax returns	38
	12.5	Objections to Pre Completion Returns or the Straddle Returns	40
	12.6	Resolution of tax disputes	40
	12.7	Pre Completion Tax Events	42
	12.8	Insurance	42
13	Confidentiality and Announcements		42
	13.1	Confidentiality Agreement	42
	13.2	Confidentiality	43
14	Duties, Costs and Expenses		43
	14.1	Duties	43
	14.2	Costs and expenses	44
15	GST		44
	15.1	Definitions and interpretation	44
	15.2	GST	44
	15.3	Tax invoices	45
	15.4	Reimbursement	45
	15.5	Information, returns and accounting to end GST Group.	45
	15.6	Supplies between former members of the GST Group	45
16	Notices		46
	16.1	Form of Notice	46
	16.2	How Notice must be given and when Notice is received	46
	16.3	Notice must not be given by electronic communication.	46
17	General		46
	17.1	Governing law and jurisdiction	46
(ii)

	17.2	Service of process	47
	17.3	Invalidity and enforceability	47
	17.4	Waiver	47
	17.5	Variation	47
	17.6	Assignment	47
	17.7	Further action to be taken at each party’s own expense	47
	17.8	Relationship of the parties	47
	17.9	Exercise of rights	48
	17.1	Remedies cumulative	48
	17.11	Counterparts	48
	17.12	No merger	48
	17.13	Entire agreement	48
	17.14	No reliance	48
	17.15	Default Interest	48
	17.16	Benefits held on trust	49
	17.17	Attorneys	49
	17.18	No withholdings	49
	17.19	Deed	50
18	Guarantee by Buyer's Guarantor		50
	18.1	Guarantee and indemnity	50
	18.2	Principal obligations	51
	18.3	Continuity	51
	18.4	Liability unaffected by other events	51
	18.5	Variation of rights and cumulative remedies	52
	18.6	No withholdings	52
	18.7	Currency	52
	18.8	No set-off	52

	Schedule 1
	NOTICE DETAILS		53

	Schedule 2
	CONDITIONS		54

	Schedule 3
	WARRANTIES		55

	Schedule 4
	BUYER WARRANTIES

	Schedule 5
	COMPLETION STEPS		63

	Schedule 6
	TENEMENTS		70

	Schedule 7
	PROPERTIES		72

(iii)

Schedule 8
MATERIAL CONTRACTS	73

Schedule 9
CONTINGENT CONSIDERATION DEED	86

Schedule 10
TARGET GROUP COMPANIES	87

Signing page	90

(iv)

SHARE SALE DEED

Date    6 October 2022

Between the parties

Copper Mountain Mining Corporation
a company existing under the laws of the Province of British Columbia, 700 West Pender Street, Suite 1700, Vancouver, Canada V6C 1G8
(Seller)

Harmony Gold (Australia) Pty Limited
ACN 091 439 333 of Level 2, 189 Coronation Drive, Milton Queensland 4064
(Buyer)

Harmony Gold Mining Company Limited
(Registration number 1950/038232/06) of Randfontein Office Park, Cnr Main Reef Road and Ward Avenue, Randfontein 1759, South Africa
(Buyer's Guarantor)

Recitals    1 The Seller owns the Sale Shares.
2 The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this deed.

This deed witnesses as follows:

1    DEFINITIONS AND INTERPRETATION
1.1    Definitions

The meanings of the terms used in this deed are set out below.

Term	Meaning

Aboriginal Heritage Acts	Aboriginal and Torres Strait Islander Heritage Protection Act 1984 (Cth) and Aboriginal Cultural Heritage Act 2003 (Qld).

Agreed Announcements	1 the announcement of the execution of this deed that may be made by the Seller, or a Seller Group Member, in the agreed form; and
2 the announcement of the execution of this deed that may be made by the Buyer, or a Buyer Group Member, in the agreed form.

ASIC	the Australian Securities and Investments Commission.

Australian Exploration Portfolio	a district exploration tenure consisting of the Tenements listed in Part 2 – Exploration Tenements in Schedule 6.

Authorisation	any approval, licence, consent, authority, exemption, declaration, waiver or permit given by a Governmental Agency, including any renewal or amendment.

Business	the Eva Copper Project and the Australian Exploration Portfolio.

Business Day	a day on which banks are open for business in Brisbane, Queensland, and Vancouver and Toronto, Canada, other than a Saturday, Sunday or public holiday in any of those cities.

Business Records	all original and certified copies of the books, records, documents, information, accounts, Mining Information and data (whether machine readable or in printed form) in relation to the Target Group Companies owned by or in the possession of the Target Group Companies or the property of the Target Group Companies or owned by or in the possession of any other member of the Seller Group to the extent that they relate to the Target Group Companies, and any source material used to prepare them.

Buyer Group	the Buyer and:
1 prior to Completion, each of its Related Bodies Corporate (other than the Target Group Companies); and
2 after Completion, each of its Related Bodies Corporate (including the Target Group Companies), and Buyer Group Member means any member of the Buyer Group.

Term	Meaning

Buyer Group Representatives and Advisers	any representative or adviser of any Buyer Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them).

Buyer Warranties	the representations and warranties in Schedule 4.

Buyer’s Consolidated Group	the Consolidated Group of which the Buyer is a member.

Buyer Specified Persons	any director or officer of the Buyer and each of the following individuals:
1 Johannes van Heerden, Chief Executive Officer: South-East Asia; and
2 Greg Job, Executive General Manager – Growth and Resource Development.

Claim	any claim, demand, legal proceedings or cause of action, including any claim, demand, legal proceedings or cause of action under common law or under statute in any way relating to this deed or the Sale, including a claim, demand, legal proceedings or cause of action arising from a breach of Warranty or Buyer Warranty (as applicable).

CMMC Debt	the indebtedness owing by the Target Entity to the Seller.

Completion	completion of the sale and purchase of the Sale Shares under clause 7.

Completion Adjustment Amount	the meaning given in clause 7.5(a)

Completion Date	the date on which Completion occurs.

Completion Payment	$170,000,000,
1 plus an amount equal to the Surety Amount as at the Completion Date; and
2 less an amount equal to all Employment Benefits (including Leave Benefits) that have accrued as at the Completion Date.

and where the Surety Amount or the Employment Benefits are expressed in non-US dollars, they will be converted into US dollars on the basis of the noon rate of exchange quoted by the U.S. Federal Reserve on the Business Day immediately preceding the Completion Date.

Completion Steps	the steps that each party must carry out, which are set out in Schedule 5.

Condition	a condition set out in the table in Schedule 2.

Term	Meaning

Confidentiality Agreement	the confidentiality agreement dated 24 May 2022 between Seller and the Buyer.

Consolidated Group	a consolidated group or a MEC group as those terms are defined in section 995- 1 of the ITAA 1997.

Contingent Consideration	up to: (a) $30,000,000 of further consideration that may be payable by the Buyer in respect of the Sale Shares in accordance with the Contingent Consideration Deed, being the NSR Excess Cashflow Payment (as defined in the Contingent Consideration Deed); and (b) $30,000,000 of further consideration that may be payable by the Buyer in respect of the Sale Shares in accordance with the Contingent Consideration Deed , being the New Resource Discovery Payment (as defined in the Contingent Consideration Deed).

Contingent Consideration Deed	the contingent consideration deed to be entered into on Completion substantially in the form attached as Schedule 9.

Corporations Act	Corporations Act 2001 (Cth).

Cut Off Date	28 February 2023, or such later date as may be agreed between the parties in writing; provided that, in the event that the Condition in item 2 of Schedule 2 is not satisfied by 28 February 2023, either the Seller or the Buyer may, in its sole discretion, extend the Cut Off Date up to 60 days by delivering notice in writing to the other party on or prior to the Cut Off Date, so long as the total extension of the Cut-Off Date is not more than 60 days.

Data Room	the Seller’s “Copper Mountain Mining Corporation” virtual data room hosted by Firmex as it exists on 5 October 2022 at 11:45 PM (ET).

Data Room Index	the index of documents Disclosed in the Data Room in the agreed form.

Demand	a written notice of, or demand for, an amount payable.

Disclosed	means fairly disclosed such that in the context of the disclosures:
1 the significance of the information disclosed (including sufficient detail of the nature and scope of the matter on the face of such document) are such that it enables the Buyer to understand the nature and scope of its impact; and
2 there is not omitted from the information disclosed any information which would have the effect of rendering the information so disclosed misleading in any material respect, and Disclosure shall be construed accordingly.

Disclosure Letter	a letter in the agreed form dated the date of this deed together with the attachments to that letter addressed by the Seller to the Buyer disclosing facts, matters and circumstances that are, or may be, inconsistent with the Warranties.

Term	Meaning

Disclosure Materials	1 all documents and information referenced in the Data Room Index;
2 all written answers given to written questions submitted by the Buyer, its representatives or advisers as part of the question and answer process, in the agreed form;
3 the information set out in the Disclosure Letter; and
4 all other information or documents (including the management presentations delivered to the Buyer) provided in writing (or electronically) to a Buyer Group Member by, or on behalf of, the Seller in respect of the Target Group Companies and the Business from the date of the Confidentiality Agreement.

Dispute Notice	the meaning given in clause 7.5(b).

Disputed Matters	the meaning given in clause 12.5(a).

Disputing Action	in respect of a Tax Demand, any action to cause the Tax Demand to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Demand and any judicial or administrative proceedings arising out of that action.

DRQ	Department of Resources (Qld).

Duty	any stamp, landholder, land rich, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Employees	1 the employees of the Target Entity whose names are listed in the Employee Entitlement List, who remain employed by the Target Entity immediately before Completion; and
2 any other individual who becomes employed by a Target Group Company between the date of this deed and Completion, but excludes the Excluded Employees.

Employee Entitlement List	a document appended to the Disclosure Letter setting out the following information for each Employee, which information must not be materially different to those terms Disclosed other than as a result of the passage of time:
1 continuous period of service with the Seller Group;
2 current annual remuneration (including entitlement to any Incentives);
3 current annual superannuation contributions;
4 redundancy and termination entitlements; and
5 Leave Benefits.

Employment Benefits	wages, salaries, incentive payments and benefits (including bonuses and/or retention benefits) and any other remuneration, allowances or benefit (including a superannuation benefit) payable or required to be provided to an Employee, other than Incentives.

Term	Meaning

Encumbrance	an interest or power:
1 reserved in or over an interest in any asset; or
2 created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to:
3 any agreement to grant or create any of the above; and
4 a security interest within the meaning of section 12(1) of the PPSA.

Environment	has the meaning given in the Environmental Act.

Environmental Act	Environmental Protection Act 1994 (Qld).

Environmental Law	any law (including all Authorisations) or provision of law relating to the Environment.

ERC Amount	the estimated rehabilitation cost in respect of environmental authority EPML00899613, as decided under the Environmental Act, and which at the date of this deed is A$192,711.32 paid 100% in the form of a cash surety under the relevant Mining Act.

Eva Copper Project	the Eva Copper Project being a proposed mine development located on the Tenements listed in Part 1 – Eva Tenements in Schedule 6 approximately 65 kilometres northwest of Cloncurry and approximately 95 kilometres from Mount Isa.

Excluded Employees	Mike Westendorf and Joseph Tsoi.

Excluded Person	1 any Seller Group Member and any Seller Group Representative or Adviser;
2 any current or former director, executive, officer or employee of or contractor to any Seller Group Member or any Seller Group Representative or Adviser; and
3 any current or former director, executive, officer, employee of or contractor to the any of the Target Group Companies, but not including the Seller solely in its capacity as Seller.

Excluded Warranty	collectively: (a) Warranty 1 (Ownership and structure), (b) Warranty 2 (Power and authority), (c) Warranty 5(a) (Tenements), and (d) Warranty 16 (Accuracy of Information), except in respect of Warranty 16, Warranty 16 will only be an Excluded Warranty in respect of Warranty 1, Warranty 2 or Warranty 5(a).

Excluded Warranty Claim	any claim, demand, legal proceedings or cause of action arising from a breach of an Excluded Warranty.

Term	Meaning

Exit Payment	the payment required to be made pursuant to clause 5.6 hereof and pursuant to section 721 35 of the ITAA 1997.

Expert	is defined in clause 7.5(e).

Financial Provisioning	any security, financial assurance, contribution and/or surety required to be provided to the State, the Scheme Manager and/or any other Governmental Agency in respect of a Tenement and/or an environmental authority for a Tenement under the Mining Act and/or the Environmental Act, including the ERC Amount.

Forward-looking Information	is defined in clause 9.4(c).

Governmental Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act	A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Amount	is defined in clause 15.2(a).

GST Group	has the same meaning given to that term in the GST Act.

GST Law	has the same meaning given to that term in the GST Act.

Head Company	the head company as that term is defined in section 995-1 of the ITAA 1997.

Immediately Available Funds	cash, wire transfer or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

Incentive	any short term incentive or long term incentive plan or scheme.

ITAA 1997	Income Tax Assessment Act 1997 (Cth).

law	includes any law or legal requirement, including at common law, in equity, under any statute, regulation or by-law, any condition of any Authorisation (including a mining tenement granted under the Mining Act or an environmental authority issued under the Environmental Act), and any decision, directive, guidance, guideline or requirements of any Governmental Agency.

Term	Meaning

Leave Benefits	annual leave, long service leave, personal/carer’s leave, days in lieu and any other accrued but untaken leave.

Legal Requirements	any present or future obligations arising under:
1 legislations, regulations or by-laws;
2 orders or requirements of Authorisations; and
3 the terms and conditions of Governmental Agency approvals, including any rights reserved or vested in any Governmental Agency by the terms of any instrument or grant affecting the Tenements.

Loss	losses, liabilities, damages, costs, charges and expenses (including reasonable legal fees) and includes Taxes, Duties and Tax Costs.

Management Accounts	the management accounts consisting of a profit and loss statement and balance sheet for the Target Entity, including the consolidated management accounts for the other Target Group Companies, as at the Management Accounts Date.

Management Accounts Date	June 30, 2022.

Material Adverse Effect	when used in a Warranty in relation to any Target Group Company, a material and adverse effect on the financial condition or operations of the Target Group Companies (taken as a whole) when compared to what the financial condition or operations of the Target Group Companies (taken as a whole) would be if the Warranty were true.

Material Contracts	the contracts listed in Schedule 8.

Mining Act
Mineral Resources Act 1989 (Qld), and if the context requires, the Mineral and Energy Resources (Common Provisions) Act 2014 (Qld) and Mineral and Energy Resources (Financial Provisioning Act) 2018 (Qld).

Mining Information	all plans, results, geological data, drawings, specifications, operating procedures and other technical data and information relating to the Tenements and which is owned by or in the possession or control of a Target Group Company or any other member of the Seller Group including all financial analysis, feasibility studies, scoping, magnetic surveys, drill logs, chips and core samples and residues for and from assaying and interpretation of geological, mineralogical, metallurgical data, legal agreements, correspondence with Governmental Agencies and third parties in respect of the relevant Tenements.

Native Title Act	Native Title Act 1993 (Cth).

Native Title Law	means any law applicable in Queensland relating to or applying to native title or claimed native title, including the Native Title Act, the Native Title (Queensland) Act 1993 (Qld), the Racial Discrimination Act 1975 (Cth) and any determination

Term	Meaning

made (including conditions imposed) by a competent entity under the Native Title Act.

Nordic Bonds Agreement	the bond terms between Nordic Trustee and Seller dated 8 April 2021 in respect of $250,000,000 in senior secured bonds issued by Seller.

Nordic Security Documents	collectively: (a) Specific Security Deed (Marketable Securities) between the Seller, Target Entity and Nordic Trustee dated 8 June 2021; (b) Guarantee and Indemnity between the Target Entity and Nordic Trustee dated 8 June 2021; (c) Guarantee and Indemnity between Eva Copper Mine Pty Ltd and Nordic Trustee dated 8 June 2021; (d) Guarantee and Indemnity between Copper Mountain Mining Pty Ltd and Nordic Trustee dated 8 June 2021; (e) General Security Agreement between the Seller and Nordic Trustee dated 8 June 2021; and (f) Share Transfer Form (in blank and undated) executed by the Seller in respect of the Sale Shares.

Nordic Trustee	Nordic Trustee AS, a company existing under the laws of Norway with registration number 963 342 624.

Notice	is defined in clause 16.1.

Outstanding Incentives	the Seller Long Term Incentives to which an Employee is entitled immediately prior to Completion and that are not forfeited or terminated, particulars of which are set out in the Payment Schedule.

Payer	is defined in clause 15.1(b).

Payment Schedule	a schedule prepared by the Seller which sets out a list of the following as at Completion:
1 each Employee entitled to an Outstanding Incentive;
2 the number of Outstanding Incentives held by each relevant Employee;
3 the amount to be paid per Outstanding Incentive held by each relevant Employee; and
4 the total amount to be paid to each Employee in relation to their Outstanding Incentives.

Permitted Encumbrance	1 a PPS Register Security Interest registered in the ordinary course of business;
2 all Encumbrances existing over the Tenements recorded or registered in the register of resource authorities kept pursuant to section 197 of the Mineral and Energy Resources (Common Provisions) Act 2014 (Qld) as at the date of execution of this deed;
3 every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired, or other liens, or Taxes, over services, in the ordinary course of business, where the amount secured is not overdue or is being diligently contested and is appropriately provisioned in the Management Accounts;

Term	Meaning
4 any Encumbrance in relation to personal property (as defined in the PPSA and to which that Act applies) that is created or provided for by:
a) a transfer of an Account or Chattel Paper;
b) a PPS Lease; or
c) a Commercial Consignment,
that is not a security interest within the meaning of section 12(1) of the PPSA;
5 Legal Requirements;
6 any Financial Provisioning or rehabilitation requirements owed to any Governmental Agency in accordance with the terms of the Tenements;
7 in respect of the Tenements, the terms and conditions of the Tenements;
8 reservations, limitations, provisos and conditions contained in any original grants of any of the Tenements and statutory exceptions to title;
9 easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances reserved or granted in respect of the Tenements or the Properties by a Governmental Agency;
10 the existence of sites of Aboriginal heritage or cultural significance, except to the extent that the existence of such sites has been omitted from, or included in, the Disclosure Materials, in each case in breach of Warranty 16 (Accuracy of Information);
11 the existence of claims in respect of native title rights, except to the extent that the existence of such claims has been omitted from, or included in, the Disclosure Materials, in each case in breach of Warranty 16 (Accuracy of Information);
12 Taxes or royalties due and payable on or after Completion to any Governmental Agency, including the State Government Royalty; and
13 any other Encumbrances Disclosed in the Disclosure Letter.

In this definition, Account, Chattel Paper, PPS Lease and Commercial Consignment have the meanings given to those terms in the PPSA.

PPSA	Personal Property Securities Act 2009 (Cth).

PPS Register	the register established under the PPSA.

Pre Completion Return	is defined in clause 12.4(a).

Properties	the property and premises listed in Schedule 7.

Purchase Price	the:
1 Completion Payment, plus or minus any adjustments made in accordance with this deed (as applicable) including in accordance with clause 7.5; and
2 Contingent Consideration.

Related Body Corporate	has the meaning given in section 9 of the Corporations Act.

Term	Meaning

Sale	the sale and purchase of the Sale Shares in accordance with clause 4.

Sale Shares	all of the issued share capital in the Target Entity.

Security Interest	a security interest as defined in the PPSA.

Seller Group	the Seller and each of its Related Bodies Corporate (other than the Target Group Companies) and Seller Group Member means any member of the Seller Group.

Seller Group Name	is defined in clause 12.3(a).

Seller Group Representative or Adviser	any representative or adviser of any Seller Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them).

Seller Long Term Incentives	a long term incentive issued under (a) the Seller long term incentive plan effective June 9, 2022, (b) the Seller amended stock option plan effective June 13, 2011, (c) the Seller performance share unit plan effective April 25, 2019, as amended, or (d) the Seller restricted share unit plan effective March 8, 2019, as amended.

Seller Specified Persons	each of the following individuals:
1 Letitia Wong (EVP, Strategy & Corporate Development); and
2 Gilmour Clausen (President and Chief Executive Officer).

Seller’s Consolidated Group	the Consolidated Group of which the Seller and the Target Group Companies are members.

Seller’s GST Group	the GST Group which includes the Seller as a member.

Seller’s Head Company	the Head Company of the Seller’s Consolidated Group.

SOFR	a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

State Government Royalty	the royalty payable annually by the applicable Target Group Company to the Queensland State Government under the Mining Act, the Mineral Resources Regulation 2013 (Qld) and the Taxation Administration Act 2001 (Qld).

Straddle Return	is defined in clause 12.4(c).

Term	Meaning

Supplier	is defined in clause 15.1(a).

Surety Amount	A$64,450, representing the aggregate of (a) A$60,250 in cash sureties advanced in respect of the Financial Provisioning obligations (in addition to the ERC Amount) of a Target Group Company, and (b) A$4,200 in cash security deposits advanced for office leases entered into by a Target Group Company.

Target Entity	Copper Mountain Mining Australia Pty Ltd (ACN 622 566 910) of Ground Floor, 159 Coronation Drive, Milton, QLD 4064.

Target Group Companies	collectively, (a) the Target Entity, (b) Copper Mountain Mining Pty Ltd (ACN 090 468 018), (c) CMMC Australia Pty Ltd (ACN 623 541 079), (d) Eva Copper Mine Pty Ltd (ACN 625 712 138), (e) Roseby Copper Pty Limited (ACN 067 584 409) and (f) Roseby Copper (South) Pty Limited (ACN 148 092 291), and Target Group Company means any of them.

Tax	any tax, levy, royalty, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

Tax Claim	any Claim in relation to Tax, Duty or a Tax Cost.

Tax Cost	all costs, and expenses incurred in:
1 managing an inquiry; or
2 conducting any Disputing Action,
in each case in relation to a Tax Demand, but does not include any Tax.

Tax Demand	1 a Demand or assessment from a Governmental Agency requiring the payment of any Tax or Duty for which the Seller may be liable under this deed;
2 any document received from a Governmental Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty;
3 a notice to a contributing member of a Consolidated Group given under section 721-15(5) or (5A) of the ITAA 1997; or
4 lodgement of a tax return or a request for an amendment under a law about self-assessment of Tax.

Tax Indemnity	the indemnity in clause 8.4.

Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.

Tax Law	any law relating to either Tax or Duty as the context requires.

Term	Meaning

Tax Payor	is defined in clause 10.3(d).

Tax Warranty	Warranty 15.

Tenement	the tenements listed in Schedule 6, and any tenement or licence that is a successor, renewal, modification, extension or substitute for the whole or part of any such tenement or licence.

Third Party	any person or entity (including a Governmental Agency) other than a Seller Group Member, a Buyer Group Member or the Target Group Companies.

Third Party Claim	any Claim or Demand made or brought by a Third Party, other than a Tax Demand.

Warranties	the representations and warranties in Schedule 3.

Warranty Claim	any claim, demand, legal proceedings or cause of action arising from a breach of a Warranty.

Workers Compensation Obligations	all workers compensation obligations in connection with the Target Group Companies, including administering workers compensation payments to Employees and managing return to work obligations in connection with Employees.

1.2    Interpretation

In this deed:

(a)    headings and bold type are for convenience only and do not affect the interpretation of this deed;
(b)    the singular includes the plural and the plural includes the singular;
(c)    words of any gender include all genders;
(d)    other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;
(e)    an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency as well as an individual;
(f)    a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed;
(g)    a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;
(h)    a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;
(i)    a reference to a party to a document includes that party’s successors and permitted assignees;

(j)    a reference to a contract other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;
(k)    no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision;
(l)    a reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:
(1)    which ceases to exist; or
(2)    whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions;
(m)    if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;
(n)    a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;
(o)    if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;
(p)    a reference to time is a reference to Australian Eastern Daylight Time, unless indicated otherwise;
(q)    a reference to $, US$ or US dollar is to the currency of the United States of America unless denominated otherwise;
(r)    a reference to A$ or Australian dollars is to the currency of Australia;
(s)    an obligation to use reasonable endeavours does not require a party to incur a substantial commercial detriment or payment obligation; and
(t)    a document in the ‘agreed form’ means a document in the form approved by the Buyer and the Seller as at the date of this deed and initialled by a representative of each of them for the purposes of identification.

1.3    Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.4    Inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

1.5    Deed components

This deed includes any schedule of or attachment to this deed.

2    CONDITIONS FOR COMPLETION
2.1    Conditions precedent

Clauses 4 and 7 do not become binding on the parties and are of no force or effect unless and until each of the Conditions have been satisfied or waived in accordance with clause 2.4.

2.2    Notice

Each party must promptly notify the others in writing if it becomes aware that any Condition has been satisfied or has become incapable of being satisfied.

2.3    Reasonable endeavours

(a)    The Seller must use all reasonable endeavours to ensure that the Condition in item 1 of Schedule 2 is satisfied as expeditiously as possible and in any event on or before the Cut Off Date.
(b)    The Buyer must use all reasonable endeavours to ensure that the Condition in item 2 of Schedule 2 is satisfied as expeditiously as possible and in any event on or before the Cut Off Date.

The Buyer and the Seller must provide all reasonable assistance to the other as is necessary to satisfy the Conditions.
(c)    Without limiting this clause 2.3, each party must:
(1)    promptly and, in any event in the case of the approval of item 2 of Schedule 2, within 10 Business Days following the date hereof, apply for the regulatory approvals it is responsible for (as referred to in clause 2.3(a) or 2.3(b)) including filing all notices and applications required in relation to those regulatory approvals;
(2)    consult with the other party in good faith in relation to the form and content of any notices, applications and other information to be provided to any Governmental Agency in relation to those regulatory approvals before lodgement;
(3)    promptly provide the other party with confirmation that any notices, applications and other information to be provided to any Governmental Agency in relation to those regulatory approvals have been lodged;
(4)    respond to requests for information from the relevant Governmental Agencies at the earliest possible time; and
(5)    keep the other party informed of progress in relation to those regulatory approvals (including in relation to any material matters raised by, or conditions or other arrangements proposed by, or to, any Governmental Agency in relation to a regulatory approvals) and provide the other party with all information reasonably requested in connection with the applications for, or progress of, the regulatory approvals.

2.4    Waiver

(a)    A Condition may only be waived by a party who is named in the third column of the table in Schedule 2. For the avoidance of doubt, if no party is named in the third column of the table in Schedule 2, the Condition cannot be waived, and if more than one party is named in the third column of the table in Schedule 2, the Condition can only be waived by the agreement of all named parties.
(b)    A party entitled to waive a Condition under this clause 2.4 may do so in its absolute discretion.
(c)    A party that waives a Condition in accordance with this clause 2.4:
(1)    must do so in writing to the other party; and
(2)    is not prevented from bringing a Claim against the other party in respect of any breach of this deed that caused that Condition not to be satisfied.

2.5    Cut Off Date

Either the Buyer or the Seller may, by not less than 2 Business Days’ notice to the other, terminate this deed at any time before Completion if:
(a)    the Conditions are not satisfied or waived in accordance with clause 2.4, by the Cut Off Date; or
(b)    the Conditions become incapable of satisfaction or the Buyer and the Seller agree that any of the Conditions in Schedule 2 cannot be satisfied, except where the relevant Condition has become incapable of satisfaction or has not been satisfied, as a direct result of a failure by the party seeking to terminate to comply with its obligations under this deed.

2.6    No binding agreement for transfer

For the avoidance of doubt, nothing in this deed will cause a binding agreement for the transfer of shares to arise unless and until the Conditions in Schedule 2 have been satisfied or waived in accordance with clause 2.4 and no person will obtain rights in relation to shares as a result of this deed unless and until those Conditions have been satisfied or waived.

3    TERMINATION
3.1    Termination by the Buyer

In addition to the circumstances described in clause 2.5 and clause 7.3(b), the Buyer may terminate this deed at any time before Completion by notice in writing to the Seller if:
(a)    an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Seller or any of the Target Group Companies (other than where the order is set aside within 21 days);
(b)    a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Seller or any of the Target Group Companies; or
(c)    a permanent injunction or other final and non-appealable order issued by any court of competent jurisdiction or Governmental Agency, or other material permanent legal restraint or prohibition, permanently restraining or enjoining or otherwise prohibiting the Sale is in effect.

3.2    Termination by the Seller

In addition to the circumstances described in clause 2.5 and clause 7.3(b), the Seller may terminate this deed at any time before Completion by notice in writing to the Buyer if:
(a)    an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Buyer (other than where the order is set aside within 21 days);
(b)    a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Buyer;
(c)    a permanent injunction or other final and non-appealable order issued by any court of competent jurisdiction or Governmental Agency, or other material permanent legal restraint or prohibition, permanently restraining or enjoining or otherwise prohibiting the Sale is in effect; or
(d)    Buyer Warranty 13 ceases to be true and accurate in all respects.

3.3    Effect of termination

If this deed is terminated under clause 2.5, this clause 3 or clause 7.3(b) or by the written agreement of the Buyer and the Seller, then:
(a)    each party is released from its obligations to further perform its obligations under this deed, except those expressed to survive termination;
(b)    each party retains the rights it has against the other in respect of any breach of this deed occurring before termination;
(c)    the Buyer must return to the Seller all documents and other materials obtained from the Seller in accordance with the terms of the Confidentiality Agreement; and
(d)    the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this deed:
(1)    clause 1 (Definitions and interpretation);
(2)    clause 3 (Termination);
(3)    clause 13 (Confidentiality and announcements);
(4)    clause 14 (Duties, costs and expenses);
(5)    clause 15 (GST); and
(6)    clause 17 (General).

3.4    No other right to terminate or rescind

No party may terminate or rescind this deed (including on the grounds of any breach of Warranty or misrepresentation that occurs or becomes apparent before Completion) except as permitted under clause 2.5, this clause 3 or clause 7.3(b).

4    SALE AND PURCHASE
4.1    Sale Shares and the Assets

At the time and date of Completion determined under clause 7.1, the Seller must sell, and the Buyer must buy, the Sale Shares for the Purchase Price free and clear of all Encumbrances.

4.2    Associated rights

The Seller must sell the Sale Shares to the Buyer together with all rights:
(a)    attached to them as at the date of this deed; and
(b)    that accrue between the date of this deed and Completion.

4.3    Purchase Price

(a)    The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price.

(b)    The Purchase Price will be paid as follows:
(1)    the Completion Payment, payable by the Buyer on Completion in accordance with clause 4.4 and clause 7; and
(2)    the Contingent Consideration, if any, payable by the Buyer in accordance with the Contingent Consideration Deed.

4.4    Actions on Completion

On Completion the Buyer must pay an amount equal to the Completion Payment subject to any other adjustments to the Purchase Price payable in accordance with this deed to the Seller.

4.5    Title and risk

Title to and risk in the Sale Shares passes to the Buyer on Completion.

4.6    Completion Payment adjustment

The Seller will, 5 Business Days prior to Completion, provide the Buyer with written notice of the aggregate amount equal to all Employment Benefits (including Leave Benefits) and the Surety Amount that will have accrued as at the Completion Date for purposes of the adjustment to the Completion Payment, together with reasonable supporting documentation.

5    PERIOD BEFORE COMPLETION
5.1    Carrying on of business

(a)    Subject to clause 5.2, between the date of this deed and the earlier of Completion and termination of this deed, the Seller must ensure that:
(1)    operations of the Target Group Companies are conducted in the ordinary and usual course consistent in all material respects with its usual business practices;
(2)    no material changes are made to the nature or scale of any activity of the Target Group Companies, including those comprised in the Eva Copper Project; and
(3)    the Target Group Companies do not undertake any business or operations other than:
(A)    with respect to the Target Entity, as the holding company of any of the other Target Group Companies and business consistent with the business conducted by each of them as set out in this clause 5.1(a);
(B)    with respect to each of Roseby Copper Pty Limited's and Roseby Copper (South) Pty Limited's business consistent with the business conducted by each of them as set out in this clause 5.1(a),
(C)    with respect to Eva Copper Mine Pty Limited, the Eva Copper Project.
(b)    Subject to clause 5.2, but without limiting clause 5.1(a), the Seller must ensure that the Target Group Companies do not:
(1)    distribute or return any capital to its members;

(2)    buy back any of their respective shares;
(3)    pass a resolution for its winding up or dissolution;
(4)    issue any shares, options or securities that are convertible into shares in the Target Group Companies, nor grant or create any rights to acquire such shares, options or securities;
(5)    alter their respective constitutions;
(6)    approve or effect the amendment, variation, cancellation or termination of any Material Contract, other than in the ordinary course;
(7)    enter into or renew any contract that has a term or a renewed term of more than 12 months under which the expected annual expenditure will be in excess of A$1,000,000;
(8)    create or permit to exist any Encumbrance, other than a Permitted Encumbrance, over any material assets of the Target Group Companies;
(9)    sell, lease, license, transfer or otherwise dispose of any real property outside of the ordinary course of business;
(10)    approve any capital expenditures which in aggregate exceeds A$1,000,000;
(11)    agree to, or permit any failure to, settle any debt other than in accordance with its terms;
(12)    consent to any material regulatory condition or obligation attaching to the Tenements, except where the material regulatory condition or regulation is required by law;
(13)    make any material changes to the application for an Environmental Authority (EA) major amendment in respect of EPML00899613 for the Eva Copper Project or finalising the conditions that will apply to the EA with the Department of Environment and Science without the consent of the Buyer, not to be unreasonably conditioned, delayed or withheld;
(14)    submit a proposed Progressive Rehabilitation and Closure Plan for the Eva Copper Project without the consent of the Buyer, not to be unreasonably conditioned, delayed or withheld;
(15)    consent to any material regulatory condition or obligation attaching to the Authorisations, except where the material regulatory condition or regulation is required by law;
(16)    remove any plant and equipment owned or leased by any Target Group Company;
(17)    transfer any Employee of the Seller except the Excluded Employees;
(18)    engage any new employee in any Target Group Company with total annual remuneration exceeding A$150,000, or change the terms of employment of any Employee;
(19)    agree to do anything referred to in the preceding provisions of this clause 5.1(b); and
(20)    make or change any election or choice in respect of any Tax that might reasonably be expected to impact the Tax position of the Target Entity or any of the other Target Group Companies.

5.2    Permitted acts

Nothing in clause 5.1 restricts the Seller or a Target Group Company from doing, or requires the Seller or a Target Group Company to prevent, any of the following permitted actions:

(a)    any action permitted by this deed, including actions required under clause 5 or as Disclosed in the Disclosure Materials;
(b)    any action the Seller deems necessary to reasonably and prudently respond to an emergency, disaster or crisis (including the COVID-19 pandemic), including the right to take forthwith any action in good faith to respond to any actual or reasonably anticipated effect on the Target Group Companies, the Business or the safety and integrity of the Employees;
(c)    any action that is required by applicable law or any Governmental Agency (including as required to comply with laws, orders, directives, guidelines or recommendations by any Governmental Agency in connection with or in response to the COVID-19 pandemic), or otherwise necessary for the Seller or the Target Group Companies to meet their legal obligations or contractual obligations provided that any material contractual obligations have been Disclosed; or
(d)    any action approved by the Buyer in writing, such approval not to be unreasonably withheld, conditioned or delayed.

5.3    Access

For the purposes of assisting the Buyer to understand the business of the Target Group Companies including the Eva Copper Project and to prepare for the transition to the Buyer’s normal working procedures, the Seller must procure that from the date of this deed until Completion the Buyer is to be given reasonable access during regular business hours on reasonable notice to:
(a)    the Target Group Companies, including the Eva Copper Project and Business Records; and
(b)    officers and senior employees of members of the Seller Group and the Target Group Companies to whom the Buyer reasonably requires access, provided that:
(c)    the Seller is not obliged to comply with this clause 5.3 to the extent that giving such access may pose a risk to the health and safety of any person, would cause material disruption to, or have a material adverse effect on, the day to day conduct of the Target Group Companies, including the Eva Copper Project or constitute a breach by a Seller Group Member or a Target Group Company of any applicable law or of the terms of any agreement to which it is party;
(d)    the Seller shall be entitled to have a representative accompany the Buyer who is given access to the Eva Copper Project or to the officers or senior employees of the members of the Seller Group and the Target Entity; and
(e)    the Buyer shall indemnify and hold harmless the Seller Group and the Seller Group Representatives or Advisors from and against any damages, losses, suits and liabilities that they may suffer as a result of damages to life, limb or property as a result of the actions of the Buyer Group Representatives or Advisors during such access by the Buyer and the Buyer Group Representatives or Advisors (absent gross negligence or wilful misconduct by the Seller Group, its employees or its representatives).

5.4    Indebtedness

(a)    The Seller must procure that on or before Completion all indebtedness owed by the Target Entity or any other Target Group Company to any Seller Group Member (other than a Target Group Company), together with all interest accrued, is repaid in full or otherwise discharged and extinguished in full.
(b)    The Buyer and the Seller agree to work cooperatively and in good faith prior to Completion to consider whether the CMMC Debt may be repaid immediately following Completion by the Target Entity without any adverse Tax impact to the Buyer, the Seller or any of the Target Group Companies and, if they agree, to make any amendments to this Deed as may be reasonably required to reflect any agreed terms with respect to the foregoing. The Buyer and the Seller shall not be obliged to come to an agreement, and the Seller’s obligations in clause 5.4(a) will not be impacted by any failure of the Buyer and Seller to come to an agreement.
(c)    Despite clause 5.1, the Seller may take, and may procure that the Target Entity and any other Target Group Company takes, such actions, including procuring that any Target Group Company executes any relevant agreements, as are necessary or reasonably required (determined by the Seller acting reasonably) to satisfy the Seller’s obligations to eliminate indebtedness under this clause 5.4, whether by netting off payables and receivables, assignment of receivables, forgiveness of payables, forgiveness of receivables or otherwise, in each case on terms reasonably acceptable to the Buyer.

5.5    Financing

Without limiting clause 3.2(d) or Buyer Warranty 13, the Buyer covenants and agrees that it shall take all reasonable steps to and shall ensure that at Completion it will have sufficient funds to pay the Purchase Price in Immediately Available Funds to the Seller in full. In the event that all or a portion of the funds to pay the Purchase Price will be provided by one or more third party financiers, the Buyer further covenants and agrees that it shall take all necessary steps, including complying with all covenants made to such financiers in connection with any such financing, and shall ensure that the commitments and documented financings of such third party financiers remain in place between the date of this deed and the Completion Date and that the Buyer will be able to draw on all such commitments immediately prior to Completion.

5.6    Target Entity a member of a Consolidated Group

The Seller must, not less than 14 Business Days before Completion (or other agreed date), notify or procure that the Seller’s Head Company notify the Buyer of any elections or choices made, or to be made, in forming the Seller’s Consolidated Group that the Seller reasonably considers will, or might reasonably be expected to, impact the Tax position of the Target Entity or any of the other Target Group Companies or the Buyer’s Consolidated Group.

6    EMPLOYEES
6.1    Incentives

(a)    The Seller, subject to Completion occurring, must either pay all Outstanding Incentives held by an Employee or provide evidence to the satisfaction of the Buyer acting reasonably of the expiry or termination of such Outstanding Incentives held by an Employee, in each case on Completion in accordance with the terms of the applicable plan or entitlement.
(b)    The Seller indemnifies each Buyer Group Member, and must pay on demand the amount of, any Loss suffered or incurred by any Buyer Group Member out of or in connection with any claim by an Employee in relation to any Outstanding Incentive, or in relation to any other Incentive to the extent that it relates to a period of employment prior to Completion.

6.2    New employees and terminating employees

If, before Completion:

(a)    subject to any approval required by the Buyer under clause 5.1(b)(18), a new employee commences employment with a Target Group Company; or
(b)    the employment of any Employee terminates for any reason, the Seller must, as soon as reasonably practicable:
(c)    notify the Buyer of the identity of the relevant employee;
(d)    specify whether the relevant employee is terminating or commencing employment; and
(e)    identify the business area in which they did, or will, work.

6.3    Restrictions on Seller

(a)    Subject to clause 6.3(b) below, the Seller must not, and must procure that the Seller Group Members and the Seller Group Representatives or Advisers do not, directly or indirectly for a period starting on the date of this deed and ending on the date 12 months after the date of this deed, induce or encourage any Employee to leave the employment of a Target Group Company or to work for or on behalf of any Seller Group Member.
(b)    Clause 6.3(a) above does not prevent any Seller Group Member or any Seller Group Representative or Adviser from:
(1)    advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency, or advertising vacancies through internal job posting lists for the Seller Group circulated to Seller Group employees in the ordinary course of business (except where the advertisement or recruitment agency specifically targets employees of any Target Group Company) or interviewing and negotiating with any person responding to those advertisements; or
(2)    employing any person who seeks employment with any Seller Group Members solely on his or her own initiative.

6.4    Restrictions on Buyer

(a)    Subject to clause 6.4(b) below, the Buyer must not, and must procure that the Buyer Group Members and the Buyer Group Representatives and Advisers do not, directly or indirectly for a period starting on the date of this deed and ending on the date 12 months after the date of this deed, induce or encourage any employee of a Seller Group Member to leave the employment of any Seller Group Member or to work for or on behalf of any Buyer Group Member or Target Group Company.
(b)    Clause 6.4(a) above does not prevent any Buyer Group Member or any Buyer Group Representative or Adviser from:
(1)    advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the advertisement or recruitment agency targets employees of any Seller Group Member) or interviewing and negotiating with any person responding to that advertisement; or
(2)    employing any person who seeks employment any Buyer Group Member solely on his or her own initiative.

6.5    Workers compensation

(a)    The Buyer and the Seller acknowledge that Copper Mountain Mining Pty Ltd is the current employer of the Employees and discharges all of the Workers Compensation Obligations.

(b)    The Buyer and the Seller agree that the Seller will continue to discharge all of the Workers Compensation Obligations which arise out of claims made prior to Completion or relate to conduct prior to Completion, including the obligations which are imposed on the Seller.
(c)    The Buyer indemnifies each Seller Group Member, and must pay on demand the amount of any Loss suffered or incurred by any Seller Group Member out of or in connection with the Workers Compensation Obligations which arise out of claims made after Completion or relate to conduct after Completion.

6.6    Excluded Employees

The Seller will procure that the employment of the Excluded Employees with the Target Group Companies terminates prior to Completion. The Seller agrees to indemnify the Buyer against any Loss suffered or incurred due to or accrued by an Excluded Employee prior to, on, or following the Completion Date, including as a result of the redundancy, or alleged redundancy of the Excluded Employee and the termination of employment of the Excluded Employee with any of the Target Group Companies.

7    COMPLETION
7.1    Time and Place

Subject to clause 3, Completion must take place at the office of Corrs Chambers Westgarth at Level 42, 111 Eagle Street, Brisbane, at 12:00pm on the day that is 3 Business Days after satisfaction or waiver of the Conditions, or such other place, time and date as the Seller and Buyer agree in writing.

7.2    Completion

(a)    On or before Completion, each of the Buyer and Seller must carry out the Completion Steps referable to it in accordance with Schedule 5.
(b)    Completion is taken to have occurred when each party has performed all its obligations under this clause 7 and Schedule 5.

7.3    Notice to complete

(a)    If the Buyer or the Seller (Defaulting Party) fails to satisfy its obligations under clause 7.2 and Schedule 5 on the day and at the place and time for Completion determined under clause 7.1 then the other party (Notifying Party) may give the Defaulting Party a notice in writing requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence.
(b)    If the Defaulting Party fails to satisfy those obligations within those 5 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this deed by giving written notice to the Defaulting Party.

7.4    Completion simultaneous

(a)    Subject to clause 7.4(b), the actions to take place as contemplated by this clause 7 and Schedule 5 are interdependent and unless otherwise stated once performed are taken to have occurred simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:
(1)    there is no obligation on any party to undertake or perform any of the other actions;

(2)    to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and
(3)    the Seller and the Buyer must each return to the other all documents delivered to it under clause 7.2(a) and Schedule 5 and must each repay to the other all payments received by it under clause 7.2(a) and Schedule 5, without prejudice to any other rights any party may have in respect of that failure.
(b)    The Buyer may, in its sole discretion, waive any or all of the actions that the Seller is required to perform under clause 2.1 of Schedule 5 and the Seller may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 2.2 of Schedule 5.

7.5    Post-Completion adjustment

(a)    As soon as practicable after Completion and in any event within 90 Business Days after the Completion Date, the Buyer must prepare and give to the Seller a statement, being a statement that details (i) all Employment Benefits paid or payable by the Buyer or the Target Group Companies that relate to the period prior to Completion that have not been deducted from the Completion Payment, and (ii) the Surety Amount as of the Completion Date to the extent it differs from the amount added to the Completion Payment, , in each case together with reasonable supporting documentation and detailing the net amount owing to the Buyer or the Seller as a result of such adjustments (Completion Adjustment Amount).

(b)    Within 10 Business Days after receipt of the Completion Adjustment Amount under paragraph (a), the Seller may give a notice to the Buyer (Dispute Notice) that it does not agree with the amount of the Completion Adjustment Amount and must provide details of the reasons why, or grounds on which, it does not agree, together with reasonable supporting documentation. If the Seller does not deliver a Dispute Notice, the Seller or the Buyer, as applicable, must pay the Completion Adjustment Amount to the other within 10 Business Days following the deadline for the Seller to deliver a Dispute Notice. If the Seller gives a Dispute Notice, the Seller or the Buyer, as applicable, must pay the Completion Adjustment Amount or such other amount as agreed between the parties or determined by the Expert in accordance with this clause 7.5 within 10 Business Days of such agreement or determination.
(c)    A Dispute Notice issued under paragraph (b) is not effective for any amount unless the aggregate amount in dispute is at least $20,000.
(d)    If any Dispute Notice is given, the Seller and the Buyer must:
(1)    each appoint a representative to meet and discuss the matters raised in the Dispute Notice; and
(2)    ensure that its representative:
(A)    meets with the other representative to discuss each matter raised in the Dispute Notice; and
(B)    makes a genuine effort to negotiate in good faith an agreement on each such matter, within 10 Business Days after the Dispute Notice is given.

(e)    If a matter raised in a Dispute Notice is not agreed within the 10 Business Day period referred to in paragraph (d) then either party may by written notice require that all outstanding matters be referred to an independent accounting firm (Expert) for determination.

(f)    If a notice is given under paragraph (e), the parties must appoint the Expert to determine the matters in dispute in accordance with this clause 7.5.
(g)    The Seller and the Buyer must:
(1)    sign whatever reasonable terms of engagement the Expert requires; and
(2)    use reasonable endeavours to provide the Expert with any information reasonably required by the Expert.
(h)    The Expert acts as an expert and not as an arbitrator and must resolve the matters raised in the Dispute Notice and must only consider the items in dispute submitted to it:
(1)    having regard to the terms of this deed;
(2)    according to whatever procedures the Expert decides, in the Expert's absolute discretion, but subject to the requirements of procedural fairness; and
(3)    exercising the Expert's own skill, judgment and experience having regard to the material presented to it only and not any independent review.
(i)    The Seller and the Buyer must each pay half of the costs of the Expert and its advisers, unless the Expert, in its absolute discretion, decides otherwise.
(j)    The parties must use their respective reasonable endeavours to ensure that the Expert gives, within 20 Business Days after its appointment, a written decision to the parties.
(k)    The Expert must give reasons for the decision.
(l)    The Expert's decision is, in the absence of manifest error, final and binding on the parties.

8    WARRANTIES
8.1    Warranties by the Seller

Subject to the qualifications and limitations in clause 9, the Seller gives the Warranties in favour of the Buyer:
(a)    in respect of each Warranty that is expressed to be given on a particular date, on that date; and
(b)    in respect of each other Warranty, on the date of this deed and immediately before Completion.

8.2    Independent Warranties

Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

8.3    Reliance

The Seller acknowledges that the Buyer has entered into this deed and will complete this deed in reliance on the Warranties.

8.4    Tax indemnity

(a)    The Seller indemnifies the Buyer against, and must pay the Buyer the amount of, any:
(1)    Tax or Duty payable by any Target Group Company to the extent that Tax or Duty relates to any period, or part period, up to and including Completion, or to any act, matter, transaction or event occurring up to and including Completion; and
(2)    Tax Costs reasonably incurred by or on behalf of any Target Group Company to the extent those Tax Costs arise from or relate to any of the matters for which the Seller is liable under clause 8.4(a)(1), provided that the maximum aggregate liability of the Seller under this indemnity for Tax Costs cannot exceed an amount equal to 100% of the Purchase Price, and this indemnity will be the sole remedy of the Buyer and the Target Group Companies in respect of any such Tax, Duty or Tax Costs.
(b)    Clauses 9.6, 9.8, 9.10(c), (e), (f), (h), (i), (j) and (m), 9.11, 9.12 and 9.13 shall apply in relation to any Tax Demand.

9    QUALIFICATIONS AND LIMITATIONS ON CLAIMS
9.1    Disclosure

(a)    The Buyer acknowledges and agrees that the Seller has Disclosed against the Warranties, and the Buyer is aware of, and will be treated as having actual knowledge of, all facts, matters and circumstances that:
(1)    are provided for or described in this deed;
(2)    are disclosed in the Disclosure Materials; or
(3)    would have been disclosed to the Buyer if it had conducted searches:
(A)    on the day prior to the date of this deed of records available for public inspection maintained by ASIC, the PPS Register, registers maintained by any of the IP Australia, the who.is domain name data base, the land and water title registers maintained by Titles Queensland, the registers of environmental authorities, environmental actions and environmental notices kept by the Queensland Department of Environment and Science, , the Environmental Management Register and Contaminated Land Register, the Queensland Heritage Register maintained by the Department of Environment and Science, the Queensland resources authorities register kept under section 197 of the Mineral and Energy Resources (Common Provisions) Act 2014 (Qld) and the statutory registries maintained by the National Native Title Tribunal;
(B)    on the date that is 10 days prior to the date of this deed for public inspection maintained by the High Court of Australia any Registry of the Federal Court, the Supreme Court and District Court (throughout Australia), the Land Court of Queensland, and the Planning and Environment Court of Queensland.
(b)    So far as the Buyer is aware, there is no fact, matter, event or circumstance that exists as at the date of this deed that would entitle it to make a Warranty Claim.

(c)    The Warranties are given subject to the Disclosures described in clause 9.1(a). A Warranty will not be regarded as being untrue by reason of facts, matters or circumstances that have been Disclosed under clause 9.1(a) and the Seller will have no liability under the Warranties to the extent that Disclosure is made against the Warranties under this clause 9.1.
(d)    The Buyer must not make a Warranty Claim, and the Seller will not be in breach of a Warranty, if the facts, matters or circumstances giving rise to such Claim are Disclosed under clause 9.1(a).

9.2    Awareness

(a)    Where a provision of this deed refers to ‘so far as the Seller is aware’ or a similar qualification as to the Seller’s awareness or knowledge, the Seller’s awareness is limited to and deemed only to include those facts, matters or circumstances of which a Seller Specified Person is actually aware as at the date of this deed or would have been aware had the Seller Specified Person made reasonable enquiries into the subject matter.
(b)    Where a provision of this deed refers to ‘so far as the Buyer is aware’ or a similar qualification as to the Buyer’s awareness or knowledge, the Buyer’s awareness is limited to and deemed only to include those facts, matters or circumstances of which a Buyer Specified Person is actually aware as at the date of this deed or would have been aware had the Seller Specified Person made reasonable enquiries into the subject matter.

9.3    No reliance

(a)    The Buyer represents and warrants to each Seller Group Member, that:
(1)    except as set out in this deed (including the Warranties), at no time has:
(A)    any Seller Group Member or any person on its behalf, made or given; or
(B)    any Buyer Group Member relied on,
any representation, warranty, promise or undertaking (including in respect of the future financial performance or prospects of the Business, the Target Group Companies or otherwise);
(2)    it has not relied on anything other than the provisions of this deed (including the Warranties) in agreeing to buy the Sale Shares, in particular, no representations, warranties, promises, undertakings, statements or conduct have:
(A)    induced or influenced the Buyer to enter into, or agree to any terms or conditions of, this deed;
(B)    been relied on in any way as being accurate by a Buyer Group Member;
(C)    been warranted to a Buyer Group Member as being true; or
(D)    been taken into account by the Buyer as being important to its decision to enter into, or agree to any or all of the terms of, this deed, except as set out in this deed (including the Warranties);
(3)    it has entered into this deed after inspection and investigation of the affairs of the Business, the Target Group Companies, including access to all the Disclosure Materials, and has had the opportunity to ask questions and receive answers from the Seller; and

(4)    it has made, and it relies upon, its own searches, investigations, enquiries and evaluations in respect of the Eva Copper Project and the Target Group Companies, except to the extent expressly set out in this deed (including the Warranties).
(b)    The Buyer acknowledges that the Seller has agreed to sell the Sale Shares and enters into this deed relying on the representations and warranties in this clause
9.3 and would not be prepared to sell the Sale Shares on any other basis.

9.4    Opinions, estimates and forecasts

The parties acknowledge that no Seller Group Member is under any obligation to provide any Buyer Group Member or its advisers with any information on the future financial performance or prospects of the Business or the Target Group Companies. If a Buyer Group Member has received opinions, estimates, projections, business plans or budget information in respect of the Business or the Target Group Companies, the Buyer acknowledges and agrees that:
(a)    there are uncertainties inherent in attempting to make these estimates, projections, business plans and budgets and the Buyer is familiar with these uncertainties;
(b)    the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, business plans and budgets furnished to it;
(c)    the Seller has not made and is not making any warranty (including in the Warranties) in respect of any forecast, model, budget or other estimate, projection, business plan, statement of opinion or statement of intention (Forward-looking Information), whether being as to the accuracy of, or the reasonableness of any assumptions underlying such Forward-looking Information, provided to the Buyer or the Buyer Group Representatives and Advisers before the date of this deed, and the Buyer is not entering into this deed in reliance on, and may not rely on, any Forward-looking Information; and
(d)    the Seller is not liable under any Claim arising out of or relating to any Forward- looking Information or other opinions, estimates, projections, business plans and budgets in respect of the Target Group Companies or the Business.
Nothing in this clause 9.4 limits or derogates from the Buyer’s representations and warranties in clause 9.3 or the Seller’s reliance on those representations and warranties.

9.5    Maximum and minimum amounts

(a)    The Seller is not liable under a Warranty Claim unless the amount finally agreed or adjudicated to be payable in respect of that Claim:
(1)    exceeds $500,000 of the Completion Payment; and
(2)    either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Claims that satisfy clause 9.5(a)(1) exceeds $1,000,000 of the Completion Payment (Deductable), in which event, subject to clauses 9.5(b) and 9.5(c), the Seller is liable for all of that amount including the Deductable.
(b)    The maximum aggregate amount that the Seller is required to pay in respect of:
(1)    all Excluded Warranty Claims is limited to an amount equivalent to 100% of the Completion Payment; and
(2)    all other Warranty Claims whenever made is limited to an amount equivalent to 40% of the Completion Payment,

provided that, for the avoidance of doubt, the maximum aggregate liability of the Seller for all Warranty Claims cannot exceed an amount equivalent to 100% of the Completion Payment.
(c)    For the purposes of clause 9.5(a)(1):
(1)    Claims arising out of separate sets of facts, matters or circumstances will not be treated as one Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty; and
(2)    Claims of the same or similar nature arising out of the same or similar facts, matters and circumstances will be treated as one Claim.

9.6    Time limits

The Seller may only be liable under a Claim if:
(a)    the Buyer notifies the Seller of the Claim in accordance with clause 10.1 and within:
(1)    5 years after the Completion Date in the case of a Tax Claim, Tax Demand or Excluded Warranty Claim; or
(2)    18 months after Completion in all other cases; and
(b)    within 6 months of the date the Buyer notifies the Seller of the Claim under clause 10:
(1)    the Claim has been agreed, compromised or settled; or
(2)    the Buyer has issued and served legal proceedings against the Seller in respect of the Claim.
Except for any Claim by the Seller for a breach by the Buyer of its obligations under clause 12, the Buyer may only be liable under a Claim if the Seller notifies the Buyer of the Claim within 18 months after Completion. For the avoidance of doubt, this clause does not limit the right of the Seller to make any Claim in respect of the Contingent Consideration Deed and the payment of the Contingent Consideration or making any Claim after the date which is after the date which is 18 months after Completion in respect of a breach by the Buyer of any of its obligations under clause 12.

9.7    Recovery under other rights and reimbursement

(a)    The Seller is not liable under a Claim for any Loss that a Buyer Group Member or a Target Group Company recovers or is compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Governmental Agency).
(b)    Where after Completion a Buyer Group Member or any Target Group Company is, or would be likely to be entitled to recover, or be compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Governmental Agency), any sum in respect of any matter which could give rise to a Claim, the Buyer must:
(1)    promptly notify the Seller of such right or entitlement (provided that such notification is not prohibited by or does not void or prejudice a right to be insured under an insurance policy); and
(2)    take all reasonable steps to seek recovery of that sum (provided that this will not require a claim to be made under a policy of insurance if that policy requires that other rights of indemnity be pursued before insurance can be claimed under the policy); and
(3)    keep the Seller notified of the conduct of such recovery.

The Buyer must not of its own initiative alter the terms of any existing or rolled over policy of insurance such that the provisions of clauses 9.7(b)(1) or 9.7(b)(2) apply when they would not otherwise.
(c)    If, after the Seller has made a payment in respect of a Claim, a Buyer Group Member or a Target Group Company recovers or is compensated for by any other means, any Loss that gave rise to the Claim, the Buyer must immediately, and in any event within 10 Business Days, pay to the Seller as an increase in the Purchase Price, the lesser of:
(1)    the amount of the Loss that was recovered or compensated for (net of all reasonable out-of-pocket costs and expenses incurred to recover such Loss); and
(2)    the amount paid by the Seller in respect of the Claim.

9.8    Mitigation of loss

(a)    The Buyer must:
(1)    take, and procure that each other Buyer Group Member and the Target Group Companies take, all reasonable actions to mitigate any Loss that may give rise to a Claim; and
(2)    not omit, and procure that no other Buyer Group Member or the Target Group Companies omit, to take any reasonable action that would mitigate any Loss that may give rise to a Claim.
(b)    If the Buyer does not comply with clause 9.8(a) and compliance with clause 9.8(a) would have mitigated the Loss, the Seller is not liable for the amount by which the Loss would have been reduced.

9.9    Exclusions

(a)    The Buyer acknowledges and agrees that:
(1)    subject to any law to the contrary, all terms, statements, representations and warranties (except the Warranties), whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and, to the maximum extent permitted by law, the Seller disavows all liability in relation to them; and
(2)    the Buyer agrees that, to the maximum extent permitted by law, the Buyer agrees not to make, and waives any right it may have to make, any Claim against the Seller or any Excluded Person under any provision of the Corporations Act (including section 1041H of the Corporations Act), the Competition and Consumer Act 2010 (Cth), the Australian Securities and Investments Commission Act 2001 (Cth) or any similar provisions in the legislation of any State or Territory or the Commonwealth of Australia or in any other applicable law.
(b)    To the maximum extent permitted by law, the Buyer undertakes to the Seller and to any person who was at the date of this deed an Excluded Person that neither it nor any Related Body Corporate will at any time make any Claim or Demand against any Excluded Person (other than the Seller) in respect of any matter arising in connection with this deed or any transaction contemplated by this deed, which occurred before, at or after Completion, including in respect of any breach of Warranty or any Claim under an indemnity.

9.10    General limitations

The Seller is not liable under a Claim for any Loss or amount to the extent that the Loss or amount:

(a)    (provision): has been included as a specific provision, allowance, reserve or accrual in the Management Accounts;
(b)    (contingent losses): is a contingent Loss, unless and until the Loss becomes an actual Loss and is due and payable;
(c)    (breach) arises directly from the Buyer’s breach of this deed, bad faith or wilful misconduct;
(d)    (pre Completion actions): arises from an act or omission by or on behalf of a Seller Group Member or a Target Group Company before Completion that was done or made:
(1)    with the written consent of a Buyer Group Member; or
(2)    at the direction or instruction of a Buyer Group Member;
(e)    (post Completion conduct): arises from anything done or not done after Completion by or on behalf of a Buyer Group Member or the Target Group Companies;
(f)    (promoted claims): arises from a Third Party Claim that is attributable to anything done or not done after Completion by or on behalf of a Buyer Group Member or the Target Entity that was calculated or intended to cause the Third Party Claim to be made;
(g)    (change of law or interpretation): arises from:
(1)    the enactment or amendment of any legislation or regulations;
(2)    a change in the judicial or administrative interpretation of the law; or
(3)    a change in the practice or policy of any Governmental Agency, after the date of this deed, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;
(h)    (change in accounting policy): would not have arisen but for a change made by the Buyer or Target Group Company after Completion in any accounting policy or practice of a Buyer Group Member or the Target Group Companies that applied before Completion;
(i)    (change in Eva Copper Project): would not have arisen but for a restructure or material alteration of the Eva Copper Project, after Completion;
(j)    (change in Australian Exploration Portfolio): would not have arisen but for a restructure or material alteration of the Australian Exploration Portfolio, after Completion;
(k)    (consequential loss): is a special loss or damage, indirect loss or damage, consequential loss or damage (including indirect loss of profits), or punitive loss or damage;
(l)    (remediable loss): is remediable, provided it is remedied to the satisfaction of the Buyer, acting reasonably, within 30 Business Days after the Seller receives written notice of the Claim under clause 10.1(a); or
(m)    (Duty): is an amount for which the Buyer is liable under clause 14.1.

The Buyer is not liable under a Claim for any Loss or amount to the extent that the Loss or amount is a special loss or damage, indirect loss or damage, consequential loss or damage (including indirect loss of profits), or punitive loss or damage.

9.11    Buyer benefits

In assessing any Loss recoverable by the Buyer as a result of any Claim, there must be taken into account any benefit accruing to the Buyer Group (including any amount of any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law obtained or obtainable by the Buyer Group and any amount by which any Tax for which the Buyer Group is or may be liable to be assessed or accountable is reduced or extinguished), arising directly from the matter that gives rise to that Claim.

9.12    Sole remedy

(a)    To the extent permitted by law, it is the intention of the parties that the Buyer’s and Buyer Group’s sole remedies in connection with the Sale will be as set out in this deed.
(b)    To the extent permitted by law, no Seller Group Member has any liability to a Buyer Group Member or the Target Group Companies:
(1)    in connection with the Sale or the matters the subject of this deed or the Disclosure Materials; or
(2)    resulting from or implied by conduct made in the course of communications or negotiations in respect of the Sale or the matters the subject of this deed or the Disclosure Materials, under a Claim unless the Claim may be made under the terms of this deed or arises out of a statutory right or other claim that cannot be excluded by contract.
(c)    To the extent permitted by law, the Buyer must not, and must procure that the Target Group Companies and the other Buyer Group Members do not, make a Claim:
(1)    that the Buyer would not be entitled to make under this deed or that is otherwise inconsistent with the Buyer’s entitlement to make a Claim under this deed;
(2)    against any current or former director, officer or employee of any Seller Group Member, other than where the Claim relates to actions for fraud or wilful misconduct; or
(3)    against a Seller Group Member that is not a party to this deed, and the Buyer acknowledges that to do so would be to seek to circumvent the parties’ intention expressed in clause 9.12(a).

9.13    Payments affecting the Purchase Price

(a)    Any payment made by a Seller Group Member to a Buyer Group Member or the Target Group Companies in respect of any Claim will be in reduction of the Purchase Price.
(b)    Any payment (including a reimbursement) made by a Buyer Group Member or the Target Group Companies to a Seller Group Member in respect of any Buyer Claim will be an increase in the Purchase Price.
(c)    For the avoidance of doubt, the limitations set out in clause 9.5 shall be determined without regard to any adjustment to the Purchase Price made pursuant to this clause 9.13.

9.14    Tax effect of Claims

If a party (payor) is liable to pay an amount to another party (recipient) in respect of a Claim and that payment is treated as income under the Tax Law such that the payment increases the income tax payable by the recipient, or the Head Company of any Consolidated Group of which the recipient is a member, (collectively the recipient Group) under the Tax Law, then the payment must be grossed-up by such amount as is necessary to ensure that the net amount retained by the recipient Group after deduction of Tax or payment of the increased income tax equals the amount the recipient Group would have retained had the Tax or increased income tax not been payable, after taking into account any benefits or relief relating to Tax of the kind referred to in clause 9.11 obtained or to be obtained by the Buyer Group in relation to such Claim or payment.

9.15    Independent limitations

Each qualification and limitation in this clause 9 is to be construed independently of the others and is not limited by any other qualification or limitation.

10    PROCEDURES FOR DEALING WITH CLAIMS
10.1    Notice of Claims

(a)    (Actual Claims): The Buyer must notify the Seller in writing as soon as reasonably practicable after the Buyer has become aware of the facts giving rise to a Warranty Claim or Tax Demand, as applicable, if:
(1)    it decides to make a Claim against the Seller that either alone or together with other Claims exceeds any applicable thresholds set out in clause 9.5(a); or
(2)    a Third Party Claim or Tax Demand is made that may give rise to a Claim against the Seller.
(b)    (Potential Claims) Without limiting clause 10.1(a), the Buyer must also notify the Seller in writing as soon as reasonably practicable after the Buyer has become aware of the facts giving rise to a Warranty Claim or Tax Demand, as applicable, if:
(1)    the Buyer believes that it would be entitled to make a Claim against the Seller (whether or not such Claim would exceed the thresholds set out in clause 9.5(a)); or
(2)    the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim or Tax Demand) that may give rise to a Claim against the Seller, whether alone or with any other Claim or circumstances or with the passage of time.
(c)    (Details required): The Buyer must include in each written notice given under clause 10.1(a) or 10.1(b) all relevant details (including, if known, the amount) then known to a Buyer Group Member or the Target Entity of:
(1)    the Claim and if applicable, any other Claims that together with the Claim give rise to any applicable thresholds in clause 9.5(a) being exceeded;
(2)    if applicable, the Third Party Claim or Tax Demand; and
(3)    the events, matters or circumstances giving rise to the Claim.
(d)    (Extracts): The Buyer must also include in each written notice given under clause 10.1(a) or 10.1(b) an extract of:
(1)    any part of a Demand (including a Tax Demand) that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and
(2)    if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Governmental Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.
(e)    (Demands): The Buyer must provide a copy of any document referred to in clause 10.1(d) to the Seller as soon as practicable of receipt of that document by a Buyer Group Member or the Target Entity.

(f)    (Developments): The Buyer must also, on an on-going basis, keep the Seller informed of all material developments in relation to the Claim notified under clause 10.1(a) or 10.1(b).
(g)    (Access): For the purposes of the Seller obtaining additional information in respect of a potential Third Party Claim or Tax Demand or determining whether to assume the conduct of defence of a Third Party Claim under clause 10.2 or to contest a Tax Demand under clause 10.3, the Buyer must provide, and must procure that each Buyer Group Member and the Target Group Companies provide, the Seller with all reasonable assistance requested by it in relation to the Third Party Claim or Tax Demand (or potential Third Party Claim or Tax Demand) including providing, at the Seller’s cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action (or potential Third Party Claim or Tax Demand), allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members and the Target Group Companies.
(h)    (Compliance): Without limiting any other provision of this deed or other right or remedy of the Seller, if the Buyer does not fully comply with this clause 10 in respect of a Claim, the Seller shall continue to be liable under the Claim except to the extent that the defence of such Claim is prejudiced by the failure of the Buyer to fully comply with this clause.

10.2    Third Party Claims

The following additional obligations apply in respect of the Third Party Claims.
(a)    (No admission): The Buyer must not, and must ensure that the Target Group Companies and Buyer Group Members do not:
(1)    accept, compromise or pay;
(2)    agree to arbitrate, compromise or settle; or
(3)    make any admission or take any action in relation to,
a Third Party Claim that may lead to liability on the part of the Seller under a Claim without the Seller’s prior written approval (which must not be unreasonably withheld or delayed).
(b)    (Defence of claim): Following receipt of a written notice under clause 10.1(a) or 10.1(b) in respect of a Claim that arises from or involves or could potentially involve a Third Party Claim, the Seller may, by giving written notice to the Buyer within 20 Business Days from the date of the notice, assume the conduct of the defence of the Third Party Claim.
(c)    (Seller assumes conduct): If the Seller advises the Buyer that it wishes to assume the conduct of the defence of the Third Party Claim under clause 10.2(b):
(1)    (indemnity) provided that the Seller provides the Buyer with an indemnity against all Loss that may result from such action, the Buyer must promptly take, and must procure that each Buyer Group Member and the Target Group Companies promptly take, at the cost of the Seller, all reasonable actions requested by the Seller to avoid, contest, compromise or defend the Third Party Claim, including using professional advisers nominated by the Seller and approved by the Buyer for this purpose;
(2)    (access) the Buyer must provide, and must procure that each Buyer Group Member and the Target Group Companies provide, the Seller, at the Seller’s cost, with all reasonable assistance requested by it in relation to the Third Party Claim, including providing access to witnesses and documentary or other evidence relevant to the Third

Party Claim, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Seller Group Members and the Target Group Companies ; and
(3)    (actions by the Seller) subject to clause 10.2(d), the Seller may take such actions as the Seller may decide about the Third Party Claim, including to negotiate, defend and/or settle the Third Party Claim and to instigate, conduct and/or settle a related counterclaim against that Third Party (and the term Third Party Claim as used in the balance of this clause includes that related counterclaim) and to recover costs incurred as a consequence of the Third Party Claim from any person.
(d)    (Conduct of claim by Seller): If the Seller assumes the conduct of the defence of a Third Party Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Seller must:
(1)    act in good faith;
(2)    liaise with the Buyer in relation to the defence of the Third Party Claim; and
(3)    provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.
(e)    (Buyer assumes conduct): If the Seller advises the Buyer that it does not wish to assume the conduct of the defence of the Third Party Claim or fails to provide written notice of its intention to assume the conduct of the Third Party Claim in accordance with clause 10.2(b), then the Buyer must procure that any Buyer Group Member or the Target Group Company that is conducting any proceedings or actions in respect of that Third Party Claim:
(1)    acts in good faith;
(2)    liaises with the Seller in relation to the defence of the Third Party Claim; and
(3)    provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

10.3    Tax Demands

The following additional obligations apply in respect of Claims arising from or involving a Tax Demand.
(a)    (No admission): The Buyer must not, and must ensure that the Target Group Companies and Buyer Group Members do not:
(1)    accept, compromise or pay;
(2)    agree to arbitrate, compromise or settle; or
(3)    make any admission or take any action in relation to,
a Tax Demand that may lead to liability on the part of the Seller under a Claim without the prior written approval of the Seller (which must not be unreasonably withheld or delayed). However, the Buyer or any of the Target Group Companies may pay any Tax or Duty to a Governmental Agency by the due date for payment without affecting any of its rights under this deed.
(b)    (Payment if not contesting a Tax Demand): If the Seller does not advise the Buyer that it wishes to contest the Tax Demand or fails to provide written notice of its intention to contest the Tax Demand in accordance with clause 10.3(c), then the Seller must pay in Immediately Available Funds and as a reduction in the Purchase Price the amount notified by the Buyer (as evidenced with appropriate supporting documentation) within 3 Business Days after the later of the dates given by clause 10.3(c)(1) and clause 10.3(c)(2).
(c)    (Contesting a Tax Demand): Following receipt of a written notice under clause
10.1 in respect of a Claim that arises from or involves a Tax Demand, the Seller may, by written notice to the Buyer by no later than the date that is the later of:
(1)    5 Business Days before the due date for payment to the Governmental Agency; or
(2)    15 Business Days after receipt of the written notice given by the Buyer under clause 10.1, advise the Buyer that it wishes to contest the Tax Demand.
(d)    (Procedure for contesting a Tax Demand): If the Seller advises the Buyer in writing that it wishes to contest the Tax or Duty the subject of the Tax Demand under clause 10.3(c) then:
(1)    (Payment of Tax) the Seller must pay the Buyer, in Immediately Available Funds and as a reduction in the Purchase Price, so much of the Tax or Duty as is required by the relevant Governmental Agency to be paid while any action is being taken under this clause 10.3 by the date that is the later of 2 Business Days before the due date for payment to the Governmental Agency and 15 Business Days after receipt of the written notice given by the Buyer under clause 10.1; and
(2)    (Objection to Tax Demand or Disputing Action) at the Seller’s written request and at the Seller’s cost, the Buyer must take, or procure that the person required to pay the Tax or Duty (Tax Payor) takes such Disputing Action in a timely manner in relation to the Tax Demand as the Seller may reasonably require.
(e)    (Access): The Buyer must provide, and must procure that each Buyer Group Member and the Target Group Companies provide, the Seller with all reasonable assistance requested by it in relation to the Tax Demand including providing, at the Seller’s cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members and the Target Group Companies.
(f)    (Conduct of proceedings by the Seller): If the Seller contests the Tax Duty the subject of a Tax Demand then the Buyer must, at the Seller’s cost, follow, and must procure that each Buyer Group Member and the Target Entity follows, all reasonable directions of the Seller relating to the conduct of any Disputing Action contemplated by this clause 10.3(f), including using professional advisers nominated by the Seller. In making any such directions, the Seller must:
(1)    act in good faith;
(2)    liaise with the Buyer in relation to conduct of Disputing Action contemplated by this clause 10.3(f); and
(3)    provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to that Disputing Action.

11    BUYER WARRANTIES
11.1    Buyer Warranties

The Buyer gives the Buyer Warranties in favour of the Seller on the date of this deed and the Buyer Warranties will be deemed to be repeated immediately before Completion,

except Buyer Warranty 13 which will be deemed to be repeated on each day between the date of this deed and the Completion Date (including at Completion).

11.2    Independent Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

11.3    Reliance

The Buyer acknowledges that the Seller has entered into this deed and will complete this deed in reliance on the Buyer Warranties.

11.4    Notification

The Buyer must promptly notify the Seller in writing, and in any event within 1 Business Day, if at any time after the date of this deed the Buyer becomes aware that:
(a)    Buyer Warranty 13 has ceased to be true and accurate; or
(b)    an act or event has occurred that would or might reasonably be expected to result in Buyer Warranty 13 ceasing to be true and accurate at any time up to and including Completion, and must also provide the Seller with details of that fact.

12    PERIOD AFTER COMPLETION
12.1    Appointment of proxy

(a)    From Completion until the Sale Shares are registered in the name of the Buyer, the Seller must:
(1)    appoint the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings and exercise the votes attaching to the Sale Shares;
(2)    not attend and vote at any shareholders’ meetings; and
(3)    take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs in writing.
(b)    The Seller indemnifies the Buyer against all Loss suffered or incurred by the Buyer arising out of the Seller's failure to implement any action referred to in clause 12.1(a).
(c)    The Buyer indemnifies the Seller against all Loss suffered or incurred by the Seller arising out of the implementation of any action taken in accordance with the proxy referred to in clause 12.1(a).

12.2    Access to records by Seller

(a)    The Buyer must procure that all Business Records are preserved in respect of the period ending on the Completion Date until the later of:
(1)    7 years from the Completion Date; and
(2)    any date required by an applicable law.
(b)    After Completion the Buyer must, on reasonable notice from the Seller:

(1)    provide the Seller and its advisers with reasonable access to the Business Records and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and
(2)    provide the Seller and its advisers with reasonable access to the personnel and premises of the Buyer Group Members and the Target Group Companies,
for the purpose of assisting the Seller Group Members to prepare tax returns, accounts and other financial statements which relate in whole or part to a period prior to Completion, or to discharge statutory obligations or comply with Tax, Duty or other Legal Requirements or to conduct legal or arbitration proceedings, in each case solely related to the transactions between the Buyer and the Seller contemplated by this deed.
(c)    The Seller must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 12.2.
(d)    The Buyer is not obliged to waive legal professional privilege. The Seller must comply with any reasonable steps requested by the Buyer in writing to preserve confidentiality.
(e)    The Buyer agrees that the Seller may retain copies of any Business Records that it may require to enable it to comply with any applicable law after the Completion Date.

12.3    Branding and phase out

(a)    Subject to clause 12.3(b), on and from Completion, the Buyer must not, and must ensure that each Buyer Group Member and the Target Group Companies does not, use any trade mark, logo (either on its own or in combination with other material) get up or business, domain or company name containing any of:
(1)    the word “Copper Mountain”; or
(2)    any word, expression, letter, name, logo or mark that is similar to or likely to be confused with “Copper Mountain”,
(together, the Seller Group Name), including in any form that the Target Entity has used before Completion.
(b)    Subject to clauses 12.3(c) and 12.3(d), the Seller agrees that it will not take any action against the Buyer or the Target Group Companies in respect of any breach of clause 12.3(a) in respect of the Seller Group Name during the period of up to 3 months after the Completion Date, provided that the Buyer has used all reasonable endeavours to avoid, or minimise the extent of, the breach and does not use the Seller Group Name in a manner that is inconsistent with its use before Completion.
(c)    The Buyer must immediately discontinue, and procure that the Target Group Companies discontinue, any use of a Seller Group Name if such use would breach any law or if the breach gives rise to an offence under any law.
(d)    The Seller may by not less than 5 Business Days’ notice to the Buyer withdraw its agreement in clause 12.3(b) if in its reasonable opinion any use referred to in clause 12.3(b) may adversely affect the Seller’s, or Seller Group Member’s reputation, or capacity to effectively protect the Seller Group Name.

12.4    Tax returns

(a)    The Seller or the Seller’s Head Company will, at its own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements of, or relating to, the Target Group Companies, to the extent they relate to any periods ending on or before the Completion Date (Pre Completion Return).
(b)    The Buyer must provide to the Seller at its own cost all information and assistance reasonably required by the Seller (including reasonable access to the Employees and Business Records) in connection with the preparation of the Pre Completion Returns.
(c)    The Buyer will, at its own cost and expense, have the sole control of the preparation and filing of all Tax returns, forms or statements of, or relating to, the Target Group Companies, for any period that includes, but does not end on or before the Completion Date, unless the Seller’s Head Company has the responsibility under the Tax Law to prepare and file such Tax returns, forms or statements, in which case the Seller’s Head Company will have the sole conduct and control of the preparation and filing of such Tax returns, forms or statements (Straddle Return).
(d)    The Buyer must procure that each Straddle Return for which it has the sole control for preparing and filing:
(1)    is prepared in a manner consistent with the requirements of any Tax Law, general accepted administrative practice and the past practice of the Target Group Companies, and must deliver each Straddle Return to the Seller as soon as it is available but no later than:
(A)    in the case of a monthly return, five Business Days,
(B)    in any other case, 20 Business Days
before it is due to be filed (taking into account any extension of time to file the Straddle Return which has been properly obtained) for the Seller’s review and comment; and
(2)    is filed by the due date for filing (taking into account any extension of time to file the Straddle Return which has been properly obtained).
(e)    The Seller must provide to the Buyer at its own cost all information and assistance reasonably required by the Buyer (including reasonable access to Seller Group employees and relevant Seller Group business records) in connection with the preparation of a Straddle Return for which the Buyer has sole control for preparing and filing.
(f)    The Buyer must provide to the Seller or the Seller’s Head Company at the Seller’s own cost all information and assistance reasonably required by the Seller or the Seller’s Head Company (including reasonable access to Target Entity employees and Business Records) in connection with the preparation of a Straddle Return for which the Seller’s Head Company has sole control for preparing and filing.
(g)    If the Buyer provides a written notice under clause 10.1 in respect of a Claim that arises from or involves a Tax Demand, then at all times from the date of receipt of that notice the provisions of clause 10.3 will apply to that Tax Demand or the Tax or Pre Completion Tax event the subject of that Tax Demand and not this clause 12.4.
(h)    Clauses 12.4(a) to 12.4(f) do not apply to the extent that clause 15.6 applies.
(i)    If there is a dispute in relation to a Straddle Return under clause 12.5 which is not resolved before the due date for filing the return, the Buyer must:
(1)    file the Straddle Return as prepared by the Buyer (except to the extent that the Seller has obtained an opinion from a suitably qualified tax adviser that an item required by the Buyer in a Straddle Return is inconsistent with the law or generally accepted administrative practice of the relevant Governmental Agency, in which case the Buyer must amend the Straddle Return in accordance with that advice); and

(2)    ensure that an amended return, which reflects the resolution of the disputed items under clause 12.5, is filed promptly after the disputed items are resolved (if required having regard to the terms of the resolution of the disputed items).

12.5    Objections to Pre Completion Returns or the Straddle Returns

(a)    If the Buyer or the Seller objects to any items set out in the Pre Completion Return or the Straddle Return (as applicable) it must give notice in writing to the other (Dispute Notice) as soon as it is aware of the objection, but no later than 10 Business Days before the Pre Completion Return or Straddle Return (as applicable) is due to be filed (taking into account any extension of time to file the Straddle Return which has been properly obtained), setting out full details of the objection including:
(1)    the items in dispute;
(2)    as far as possible, the amount in dispute; and
(3)    as far as possible, the adjustments or amendments to the Pre Completion Return or Straddle Return which they are seeking,
(Disputed Matters).
(b)    If the Buyer or the Seller gives a Dispute Notice, the Buyer and Seller must enter into good faith negotiations and use all reasonable endeavours to agree on the Disputed Matters in dispute as quickly as possible.
(c)    If the Buyer and Seller cannot resolve any such dispute within ten Business Days of the objection being notified (or such other period as they agree in writing), then the Buyer and Seller must appoint an Expert to determine the proper treatment of the Disputed Matters in accordance with clause 12.6.
(d)    Despite the appointment or determination of an Expert under clause 12.5(c), the Buyer and Seller may, at any time, agree in writing the treatment of any or all of the Disputed Matters.

12.6    Resolution of tax disputes

(a)    If a Disputed Matter is referred for determination by an Expert in accordance with clause 12.5, the Buyer and the Seller must use reasonable endeavours (including by exchanging details in relation to potential candidates) to agree on an independent person to be appointed as the Expert as soon as practicable. Failing agreement within 10 Business Days, the Seller will request the then Chair of the Resolution Institute (or its nominee) to nominate an independent person with appropriate qualifications, who must be a partner of PricewaterhouseCoopers, Deloitte, Ernst & Young or KPMG and have at least 10 years practical taxation advisory experience relevant to determining the Disputed Matter.
(b)    Where the Chair of the Resolution Institute (or its nominee) is to nominate the Expert, the parties will sign or submit all documents and the Buyer and the Seller must each pay half of all the fees necessary to allow the Chair (or its nominee) to make such appointment.
(c)    The appointment of the Expert under this clause will be on the following basis:
(1)    the Expert must make the determination in accordance with the terms of this clause 12.6;
(2)    the Expert will only consider the unresolved Disputed Matters;
(3)    the Expert will act as an independent expert and not as an arbitrator;
(4)    subject to the terms of this document, the Expert will decide the procedure to be followed;

(5)    all correspondence between the Expert and a party must be in writing and copied to the other parties.
(6)    unless the Buyer and the Seller both agree, the Expert may not request that the parties make, and no party may make, oral submissions;
(7)    the Expert will be engaged on the basis that it will use its best endeavours to make a determination within the shortest possible time;
(8)    the Expert is entitled to seek its own legal or other advice in relation to the Disputed Matters to the extent that it deems necessary to professionally discharge his / her duties as an independent expert;
(9)    each party will bear its own legal and other costs (excluding the costs of the Expert process) in connection with the Expert process contemplated in this clause (and to the extent that the Expert seeks to allocate such costs differently, the parties will ensure that payments are made between them to give effect to this paragraph);
(10)    unless otherwise determined by the Expert (taking into account the merits of each party’s position in relation to the Disputed Matters), the Buyer and the Seller must each pay half of the costs of the Expert (including the Expert’s fee and costs incurred by the Expert in connection with the Expert process);
(11)    the Buyer and the Seller must keep all information disclosed during the Expert determination confidential on the terms of this document; and
(12)    the Expert must issue a written determination containing reasons.
(d)    The Seller and the Buyer must provide all information and assistance the Expert reasonably requests for the purposes of resolving the dispute, including providing the Expert with a copy of the Dispute Notice and this deed. The Buyer or the Seller:
(1)    may make a submission to the Expert in respect of each of the Disputed Matters within 10 Business Days of appointment of an Expert, and must provide that submission to the other party on the same day the submission is provided to the Expert; and
(2)    may make a response to the submission of the other party under clause 12.6(e)(1) within 10 Business Days of receipt of the submission (dealing with matters raised in that submission only).
(e)    The procedures to be used by the Expert in determining the dispute will be as follows:
(1)    the Expert will review the documents submitted by the Buyer and the Seller and have the opportunity to ask specific written questions of, or request specific historical documents from, either party to clarify the Expert’s understanding of the submissions; copies of any submission, response or document submitted to or by the Expert by or to the Buyer or the Seller as contemplated in this clause will be submitted by the Expert to the other party simultaneously or as soon as received, as the case may be; and
(2)    in relation to questions asked of the Buyer or the Seller, the other party may submit to the Expert written dissent to any response submitted by the first party to the Expert within 3 Business Days of receiving a copy of the written response.
(f)    Except as permitted or required by this clause, the Buyer and the Seller must not:
(1)    communicate with the Expert (whether in writing or otherwise); or

(2)    make any documents or matter known to the Expert, without the prior written consent of the other party.
(g)    The decision of the Expert in relation to the Disputed Matters will, in the absence of manifest error, be conclusive and binding on all parties and the Pre Completion Return or Straddle Return (as applicable) will be deemed to be amended accordingly and will be final.

12.7    Pre Completion Tax Events

(a)    The Buyer must ensure that no Buyer Group Member amends or seeks to amend any Tax Return of the Target Group Companies which were lodged before the Completion Date without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).
(b)    Except in relation to the preparation of Pre Completion Returns and Straddle Returns, from and after Completion the Buyer must, and must ensure that each Buyer Group Company will:
(1)    not disclose any information or material to a Government Agency in relation to any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before, on, or as a result of, Completion (Pre Completion Tax Event) without the prior written consent of the Seller (which consent must not be unreasonably withheld or delayed), except as required by law;
(2)    not make any admission of liability, or any agreement, compromise or settlement with a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Seller (which consent must not be unreasonably withheld or delayed);
(3)    co-operate with and assist the Seller in relation to any Pre Completion Tax Event; and
(4)    promptly provide the Seller with copies of any correspondence with, or material provided to or by, a Governmental Agency and keep the Seller informed of any oral discussions with a Governmental Agency in relation to a Pre Completion Tax Event.

12.8    Insurance

The Buyer acknowledges and agrees that, from Completion, the Buyer will be responsible for arranging any and all insurance that is necessary or desirable in relation to the Target Group Companies.

13    CONFIDENTIALITY AND ANNOUNCEMENTS
13.1    Confidentiality Agreement

(a)    Subject to clause 13.1(b), the parties acknowledge and agree that they continue to be bound by the Confidentiality Agreement after the date of this deed and up until Completion and that the Confidentiality Agreement will terminate on and from Completion.
(b)    The Buyer and Seller may, or a Seller Group Member and Buyer Group Member may, make the Agreed Announcements.
(c)    The Buyer and the Seller agree that clause 13.2 of this deed overrides the Confidentiality Agreement to the extent of any inconsistency.

13.2    Confidentiality

(a)    Each party may divulge or disclose any information relating to another party, this deed or the terms of the Sale to the extent that:
(1)    the disclosure is necessary to seek satisfaction of any of the Conditions or is required for a party to exercise its rights and perform its obligations under this deed, provided that the relevant person (including a Governmental Agency) is made aware of the confidential nature of the information and is requested to keep the information secret and confidential;
(2)    the disclosure is required for use in legal proceedings regarding this deed or the Sale;
(3)    the disclosure is required by applicable law or the rules of any recognised stock exchange on which the shares of a party or of a Related Body Corporate of a party are listed, provided that the party has to the extent practicable having regard to the required timing of the disclosure consulted with the other party as to the form and content of the disclosure;
(4)    the disclosure is made by the party to its lawyers, accountants, investment bankers, consultants or professional advisers in connection with the purchase of the Sale Shares and the Assets under this deed;
(5)    the disclosure is made in connection with the Buyer’s financing of the purchase of the Sale Shares and the Assets under this deed; or
(6)    the other party has consented in writing before the disclosure.
(b)    Notwithstanding clause 13.2(a), any Seller Group Member may provide periodic market updates in relation to the Business as it deems necessary.
(c)    In addition to the right to disclose under clause 13.2(a), from Completion, the Buyer Group Members may disclose confidential information relating to the Target Group Companies and the Business except to the extent that such information relates to a Seller Group Member or its business.
(d)    Nothing in this deed is to be construed as constituting the consent of a party, with respect to a Security Interest created by this deed, to the disclosure of the terms of this deed for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this deed will, after the date of this deed, consent to the disclosure of the terms of this deed to an interested person for the purpose of section 275 of the PPSA.
(e)    To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this deed waives its right to receive, and the secured party is not required to give, any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

14    DUTIES, COSTS AND EXPENSES
14.1    Duties

(a)    Notwithstanding any other provision of this deed, the Buyer must pay, and indemnify the Seller for, all Duty (including any fine, interest or penalty) in respect of the execution, delivery and performance of this deed, including, for the avoidance of doubt, in relation to the Sale, and any agreement, document or transaction entered into, signed, evidenced or effected under this deed. For the avoidance of doubt, any such Duties are in addition to the Purchase Price.
(b)    If a party other than the Buyer pays any Duty referred to in clause 14.1(a) (including any fine, interest or penalty), in whole or in part, the Buyer must reimburse the paying party without set-off or deduction immediately on demand.

14.2    Costs and expenses

(a)    Unless otherwise provided for in this deed, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this deed and any other agreement or document entered into or signed under this deed.
(b)    Any action to be taken by the Buyer or the Seller in performing its obligations under this deed must be taken at its own cost and expense unless otherwise provided in this deed.

15    GST
15.1    Definitions and interpretation

(a)    Words used in this clause 15 that have a defined meaning in the GST Law have the same meaning as in the GST Law except that “Supplier” means a party who makes a supply whether on behalf of another entity or otherwise.

(b)    “Payer” means a party who provides or is liable to provide consideration under this deed for a supply.

(c)    Unless otherwise expressly stated, all consideration to be provided under any other provision of this deed is exclusive of GST. Any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause 15.

(d)    A reference to supply is to a supply made under or in connection with this deed.

(e)    A reference to GST payable by the Supplier includes any GST payable by the representative member of any GST group of which the Supplier (or the entity on whose behalf the Supplier is acting) is a member.

(f)    A reference to input tax credits to which an entity is entitled includes any input tax credits to which the representative member of any GST group to which that entity may belong is entitled.

15.2    GST

(a)    If the Supplier is or becomes liable to pay GST in respect of any supply, the Payer must pay an additional amount to the Supplier equal to the amount of that GST (GST Amount). The Payer must pay the GST Amount at the same time as the first part of any consideration is provided for that supply.
(b)    If the GST Amount recovered by the Supplier from the Payer under clause 15.2(a) for a supply differs for any reason from the amount of GST paid or payable by the Supplier on that supply, then the Payer must pay to the Supplier on demand (or the Supplier credit the Payer with) the amount of that difference. If any adjustment event occurs in relation to a supply, the Supplier must give the Payer an adjustment note within 7 days after the date of the adjustment event.

15.3    Tax invoices

The Supplier must issue a Tax Invoice to the Payer of a supply before the Supplier is entitled to payment of the GST Amount.

15.4    Reimbursement

If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment will be limited to the total amount paid or payable less any input tax credit to which an entity is entitled for an acquisition to which the amount relates.

15.5    Information, returns and accounting to end GST Group

After Completion:
(a)    the Buyer must ensure that the Target Entity gives the representative member of the Seller’s GST Group on a timely basis, all information that the Target Entity holds that is needed to lodge any GST return; and
(b)    the Seller must ensure that the representative member of the Seller’s GST Group:
(1)    applies to the Commissioner of Taxation to revoke the approval of the Target Group Companies as members of the Seller’s GST Group from the Completion Date; and
(2)    lodges the GST returns for the final tax period in which the Target Group Companies were members of the Seller’s GST Group and remits all amounts in respect of GST to the Commissioner of Taxation as and when required by the GST Law.

15.6    Supplies between former members of the GST Group

If:
(a)    before Completion any Target Group Company is a member of the Seller’s GST Group;
(b)    that Target Group Company has made a supply to, or has been the recipient of a supply made by, another member of the Seller’s GST Group;
(c)    due to Completion that Target Group Company ceases to be eligible to be a member of the Seller’s GST Group;
(d)    because the supply would have been to another member of the Seller’s GST Group, the supply would not have been treated as a taxable supply if it had been made while that Target Group Company was a member of the Seller’s GST Group;
(e)    the supply is pursuant to an agreement made before Completion;
(f)    that agreement does not contain a provision requiring the recipient to pay to the supplier any amount in respect of GST in addition to the consideration otherwise payable for the supply; and
(g)    the consideration negotiated by the parties for the supply was not calculated to include GST, then after Completion, the Seller (if the recipient of a taxable supply is not a Target Group Company) or the Buyer (if the recipient of a taxable supply is a Target Group Company) must ensure that the recipient of a taxable supply indemnifies the supplier of a taxable supply for any GST payable in respect of a supply and pays the amount of that GST in addition to the consideration for the supply.

16    NOTICES
16.1    Form of Notice

A notice or other communication to a party under this deed (Notice) must be:
(a)    in writing and in English; and
(b)    addressed to that party in accordance with the details nominated in Schedule 1 (or any alternative details nominated to the sending party by Notice).

16.2    How Notice must be given and when Notice is received

(a)    A Notice must be given by one of the methods set out in the table below.
(b)    A Notice is regarded as given and received at the time set out in the table below.
However, if this means the Notice would be regarded as given and received outside the period after 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

Method of giving Notice	When Notice is regarded as given and received

By hand to the nominated address	When delivered to the nominated address.

By pre-paid post to the nominated address	At 9.00am (addressee’s time) on the fifth Business Day after the date of posting.

By email to the nominated email address	When sent by the sender to the addressee’s email address (unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee).

16.3    Notice must not be given by electronic communication

A Notice must not be given by electronic means of communication (other than email as permitted in clause 16.2).

17    GENERAL
17.1    Governing law and jurisdiction

(a)    This deed is governed by, and is to be construed in accordance with, the laws in force in Queensland, Australia.
(b)    Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Queensland, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

17.2    Service of process

Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 16.

17.3    Invalidity and enforceability

(a)    If any provision of this deed is invalid under the law of any jurisdiction, the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.
(b)    Clause 17.3(a) does not apply where enforcement of the provision of this deed in accordance with clause 17.3(a) would materially affect the nature or effect of the parties’ obligations under this deed.

17.4    Waiver

(a)    No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.
(b)    In this clause 17.4:
(1)    conduct includes delay in the exercise of a right;
(2)    right means any right arising under or in connection with this deed and includes the right to rely on this clause; and
(3)    waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.
(c)    A provision of, or a right, discretion or authority created under, this deed may not be:
(1)    waived except in writing signed by the party granting the waiver; and
(2)    varied except in writing signed by the parties.
(d)    A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this deed does not result in a waiver of that right, power, authority, discretion or remedy.

17.5    Variation

A variation of any term of this deed must be in writing and signed by the parties.

17.6    Assignment

The rights arising out of or under this deed are not assignable by a party without the prior written consent of the other party.

17.7    Further action to be taken at each party’s own expense

Subject to clause 14, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it.

17.8    Relationship of the parties

(a)    Nothing in this deed gives a party authority to bind any other party in any way.

(b)    Nothing in this deed imposes any fiduciary duties on a party in relation to any other party.

17.9    Exercise of rights

(a)    Unless expressly required by the terms of this deed, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this deed.
(b)    A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this deed. Any conditions must be complied with by the party relying on the consent, approval or waiver.

17.10    Remedies cumulative

Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this deed.

17.11    Counterparts

(a)    This deed may be executed in any number of counterparts.
(b)    All counterparts, taken together, constitute one instrument.
(c)    A party may execute this deed by signing any counterpart.
(d)    Signatures may be exchanged by e-mail. Each party agrees to be bound by its own electronic signature and that it accepts the electronic signature of the other parties.

17.12    No merger

The Warranties, Buyer Warranties, undertakings and indemnities in this deed will not merge on Completion.

17.13    Entire agreement

This deed (as supplemented by the Disclosure Letter), together with the Contingent Consideration Deed and the letter agreement dated the date hereof between the Buyer and the Seller, states all the express terms of the agreement between the parties in respect of its subject matter. This deed supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter other than, subject to clause 13, the Confidentiality Agreement.

17.14    No reliance

No party to this deed has relied on any statement by another party not expressly included in this deed.

17.15    Default Interest

(a)    If a party fails to pay any amount payable under this deed on the due date for payment, that party must in addition to a continuing liability to pay the amount unpaid pay interest on the amount unpaid at the higher of SOFR plus 5% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)    The interest payable under clause 17.15(a):
(1)    accrues from day to day from the day after the due date for payment up to and including the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and
(2)    may be capitalised by the person to whom it is payable at monthly intervals on the basis of a 360 day year.
(c)    The right to require payment of interest under this clause 17.15 is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.
(d)    A failure to pay any amount under this deed is not remedied until both the amount unpaid and any interest payable under this clause 17.15 have been paid in full.

17.16    Benefits held on trust

The Seller holds the benefit of each indemnity, promise and obligation in this deed expressed to be for the benefit of a director, officer or employee of a Seller Group Member, or for the benefit of a Seller Group Member or Seller Group Representative or Adviser that is not a party to this deed, on trust for that director, officer, employee, Seller Group Member or Seller Group Representative or Adviser. The provisions of this clause
17.16 may be enforced by the Seller on behalf of any director, officer or employee of a Seller Group Member, or other Seller Group Member or Seller Group Representative or Adviser.

17.17    Attorneys

Any attorney executing this deed states that it has no notice of the revocation of the power of attorney appointing it.

17.18    Withholdings

(a)    In this clause:
(1)    TA Act means the Taxation Administration Act 1953 (Cth)
(2)    Withholding Amount means the amount that the Buyer determines that it is required to pay to the Commissioner of Taxation pursuant to Subdivision 14-D of Schedule 1 to of the TA Act in connection with the acquisition of the Sale Shares under this deed.
(b)    The Buyer and the Seller must make all payments that become due under this deed, free and clear and without deduction of all present and future withholdings (including Taxes, Duties, levies, imposts, deductions and charges of Australia or any other jurisdiction) unless the deduction or withholding is permitted under this deed or required by law.
(c)    If the Buyer determines that it is under an obligation to pay a Withholding Amount to the Commissioner of Taxation, the Buyer must:
(1)    deduct from the Purchase Price the Withholding Amount that the Buyer determines is payable to the Commissioner of Taxation;
(2)    pay the Withholding Amount to the Commissioner of Taxation; and
(3)    provide the Seller with evidence that it has paid the final Withholding Amount to the Commissioner of Taxation no later than 3 Business Days following Completion.

(d)    A withholding made by the Buyer under paragraph (c) fully discharges its obligation to pay the relevant part of the Purchase Price to the Seller to the extent of the Withholding Amount.
(e)    If any deduction or withholding is required by law to be made from a sum payable by the Buyer or the Seller under or in connection with this deed (other than a Withholding Amount covered by paragraph (c)), then the relevant payer must:
(1)    promptly notify the payee if it becomes aware of the requirement to make the deduction or withholding or any change to the rate of deduction or withholding;
(2)    promptly provide the payee with copies of any correspondence with, or material provided to or by, a Governmental Agency and keep the payee informed of any oral discussions with a Governmental Agency in relation to the deduction or withholding;
(3)    make only those deductions or withholdings from the relevant sum as are necessary to comply with the law;
(4)    pay to the appropriate Governmental Agency any amount deducted or withheld within the time allowed and in the amount required by law; and
(5)    promptly after making the deduction or withholding, provide to the payee evidence satisfactory to the payee of that payment having been made.
(f)    For the avoidance of doubt,
(1)    no additional amount will be payable by the Buyer or the Seller to the other party on account of any deductions or withholding required by law to be made from a sum payable under or in connection with this deed; and
(2)    no additional amount is payable by the Buyer to the Seller on account of the Withholding Amount.

17.19    Deed

This deed is a deed. Factors which might suggest otherwise are to be disregarded.

18    GUARANTEE BY BUYER'S GUARANTOR
18.1    Guarantee and indemnity

(a)    For valuable consideration and in order to induce the Seller to enter into this deed, the Buyer's Guarantor absolutely, unconditionally and irrevocably guarantees to the Seller, on demand, the due and punctual performance by the Buyer of all its obligations under this deed, including the obligation to make the Completion Payment and pay the Contingent Consideration if the same becomes due and payable.
(b)    As a separate and additional liability, the Buyer’s Guarantor indemnifies the Seller against all Loss, actions, proceedings and judgements of any nature, incurred by, brought, made or recovered against the Seller arising from any default or delay in the due and punctual performance of the Buyer’s obligations under this document.

18.2    Principal obligations

The obligations of the Buyer's Guarantor under this clause 18 are absolute, unconditional and irrevocable and:

(a)    are principal obligations of the Buyer's Guarantor and not ancillary or collateral to any other right or obligation;
(b)    may be enforced against the Buyer's Guarantor without the Seller first being required to exhaust any remedy it may have against the Buyer; and
(c)    extend to cover this deed, as may be amended, varied, supplemented, renewed or replaced, whether with or without the consent of the Buyer's Guarantor.

18.3    Continuity

This clause 18 is a continuing guarantee and indemnity and remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller under this document and until all those liabilities and obligations are fully discharged.

18.4    Liability unaffected by other events

The liability of the Buyer's Guarantor under this clause 18 extends to and is not affected by, any circumstance, act or omission which, but for this provision, might otherwise affect it at law or in equity including, whether with or without the consent of the Buyer's Guarantor:

(a)    the grant to the Buyer or any other person of any time, waiver or other indulgence or concession;
(b)    the discharge or release of the Buyer or any other person from any liability or obligation;
(c)    any transaction or arrangement that may take place between the Seller and the Buyer or any other person;
(d)    any amalgamation, merger or reorganization of the Buyer, in which event the obligations of the Buyer’s Guarantor shall apply to the entity resulting therefrom;
(e)    any amalgamation, merger or reorganization of the Buyer’s Guarantor;
(f)    any sale, lease or transfer of the assets of the Buyer or the Buyer’s Guarantor;
(g)    any change in the ownership of any shares in the capital of the Buyer or the Buyer’s Guarantor;
(h)    the occurrence of an insolvency event in relation to the Buyer or any other person;
(i)    the Seller exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Buyer or any other person;
(j)    the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer (whether in whole or in part and with or without consideration) of any security now or in the future held by the Seller from the Buyer or any other person or by the taking of or failure to take any security;
(k)    any failure, omission or delay by the Seller or the Buyer to give notice to the Buyer's Guarantor of any default by the Buyer or any other person under this document;
(l)    this document not having been duly executed by or not being binding upon (whether in whole or in part) the Buyer or any other person; and

(m)    any legal limitation, disability, incapacity or other circumstances related to the Buyer or any other person.

18.5    Variation of rights and cumulative remedies

(a)    The exercise of a right partially or on one occasion does not prevent any further exercise of that right in accordance with the terms of this document. Neither a forbearance to exercise a right nor a delay in the exercise of a right operates as an election between rights or a variation of the terms of this deed.
(b)    The rights, powers and remedies provided to the Seller in this clause 18 are cumulative and not exclusive of any rights, powers or remedies provided at law or in equity or by any agreement.

18.6    No withholdings

The Buyer's Guarantor must make all payments which may be or become due under this clause 18 free and clear, and without deduction, of all present and future withholdings (including Taxes) unless compelled by law. If the Buyer's Guarantor is compelled by law to deduct any withholding, it must pay to the Seller an amount equal to the withholding in addition to any payment due under this clause 18.

18.7    Currency

All moneys which the Buyer's Guarantor is liable to pay to the Seller under this clause 18 are due and payable in the currency in which they are payable under this deed. All payments are to be free of any commissions and expenses relating to foreign currency conversion or any other charge or expense.

18.8    No set-off

The Buyer's Guarantor has no right to set-off, deduct or withhold any moneys which it is liable to pay to the Seller under this clause 18 against any moneys which the Seller, is liable to pay to the Buyer or the Buyer's Guarantor whether under this document or otherwise.

Schedule 1

NOTICE DETAILS

Seller

Address    Suite 1700 – 700 West Pender Street Vancouver, Canada V6C 1G8

Attention    Letitia Wong, Executive Vice President, Strategy and Corporate Development

Email    letitia.wong@cumtn.com

Copy to:    Matthew B. Langford, Vice President, General Counsel and Corporate Secretary
Suite 1700 – 700 West Pender Street Vancouver, Canada V6C 1G8
matthew.langford@cumtn.com
/
Melanie A. Shishler
Davies Ward Phillips & Vineberg LLP 155 Wellington Street West
Toronto, Canada M5V 3J7 mshishler@dwpv.com

Buyer's Guarantor

Address    Randfontein Office Park,
Corner of Main Reef Road and Ward Avenue Randfontein, South Africa

Attention    Shela Mohatla, Company Secretary

Email    companysecretariat@harmony.co.za

Copy to:    Company Secretary,
Harmony Gold (Australia) Pty Limited Level 2, 189 Coronation Drive,
Milton, Queensland 4064 Australia
HGSEA.legal@harmonyseasia.com

Buyer

Address    Level 2, 189 Coronation Drive,
Milton, Queensland 4064 Australia

Attention    Company Secretary

Email    HGSEA.legal@harmonyseasia.com

Schedule 2

CONDITIONS

No	Condition	Right to waive
1	The Seller obtains:

(1) the (a) consent and waiver from bondholders pursuant to the Nordic Bonds Agreement for the disposal of the Target Group Companies, as contemplated by this deed; or (b) redemption of the bonds pursuant to the voluntary early redemption mechanic in the Nordic Bonds Agreement; and

(2) the release (partial or otherwise) of the Nordic Security Documents and all associated Encumbrances and the return of all pledged collateral, in each case only as such documents, Encumbrances and collateral relate to the Target Group Companies, on terms acceptable to the Parties, acting reasonably.
Seller Buyer

2	One of the following occurs:

(1) the Buyer has received a written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth), by or on behalf of the Treasurer of the Commonwealth of Australia (or its delegate) stating or to the effect that the Commonwealth of Australia does not object to the transactions contemplated by this deed, either unconditionally or on terms reasonably satisfactory to the
Buyer; or

(2) the Treasurer of the Commonwealth of Australia becomes precluded from making an order in relation to the transactions contemplated by this deed under the Foreign Acquisitions and Takeovers Act 1975 (Cth); or

(3) if an interim order is made under the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the transactions contemplated by this deed, the subsequent period for making a final order prohibiting the transactions contemplated by this deed elapses without a final order being made.
Not applicable

Schedule 3

WARRANTIES

1    Ownership and structure

1.1    Interests

The Target Entity is not the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated) except for all of the issued shares in each of the other Target Group Companies.

1.2    Ownership of the Target Entity

At Completion:
(a)    the Seller is the legal and beneficial owner of the Sale Shares and has complete power and right to sell the Sale Shares to the Buyer;
(b)    the Buyer will acquire all of the fully diluted issued share capital in the Target Entity; and
(c)    the Buyer will acquire the full legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances, subject to the registration of the Buyer in the register of shareholders.

1.3    Ownership of the other Target Group Companies

(a)    At Completion the Target Entity is the legal and beneficial owner of all of the fully diluted issued share capital of each of Target Group Companies, free and clear of any Encumbrances.
(b)    The information set out in Schedule 10 in respect of each of the Target Group Companies is complete and accurate.

1.4    No Encumbrances or other arrangements

For each of the Target Group Companies:
(a)    its shares can be sold and transferred free of any competing rights, including pre-emptive rights or rights of first refusal;
(b)    its shares have been validly issued, are fully paid and no money is owing in respect of them;
(c)    it is not under an obligation to issue, and no person has the right to call for the issue or transfer of, any shares or other securities in it at any time; and
(d)    it has not issued securities with conversion rights to shares or securities in it and there are no agreements or arrangements under which options or convertible notes have been issued by it.

1.5    Indebtedness

(a)    At Completion, each of the Target Group Companies has no financial indebtedness of any kind, including loans and any other financial accommodation or interest-bearing liability from any bank or other financial institution, or interest rate or currency swap or hedging arrangement.
(b)    At Completion, no Target Group Company is party to any guarantee or indemnity in respect of, and is not otherwise liable for, the obligations or liabilities of any Seller Group Member.

2    Power and authority

2.1    No legal impediment

The execution, delivery and performance by the Seller of this deed:
(a)    complies with its constating documents; and
(b)    does not constitute a breach of any law, or cause or result in a default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this deed.

2.2    Corporate authorisations

All necessary authorisations for the execution, delivery and performance by the Seller of this deed in accordance with its terms have been obtained or will be obtained before Completion, other than the Conditions required under clause 2.1 of this deed.

2.3    Power and capacity

The Seller has the corporate power and capacity to enter into and perform its obligations under this deed, and the Seller’s obligations under this deed are valid and binding and enforceable against it in accordance with their terms.

2.4    Incorporation

The Seller is validly incorporated and subsisting in accordance with the laws of its place of incorporation.

2.5    Target Group Companies

Each Target Group Company:
(a)    is duly incorporated under the laws of the place of its incorporation; and
(b)    is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary.

3    Management Accounts

3.1    Management Accounts

The Management Accounts:
(a)    have been prepared from the books of account and ledgers of the Target Entity;

(b)    except to the extent detailed in the Management Accounts, have been prepared on a basis which is consistent with accounting policies, procedures and practices previously applied by the Target Group Companies;
(c)    have been used as the financial accounts relating to the Target Entity which have been rolled up into the audited consolidated financial statements of Seller for the fiscal year ended December 31, 2021; and
(d)    have been prepared such that the Management Accounts are not misleading or inaccurate in any material respect.

3.2    Accounting assumptions

The Seller has disclosed all material accounting assumptions to the Buyer that are used in preparing the Management Accounts.

3.3    Position since Management Accounts Date

Since the Management Accounts Date, the Target Group Companies and the Eva Copper Project have been conducted in all material respects in the ordinary and usual course of business, other than as set out in the Disclosure Materials or as contemplated by this deed including, for the avoidance of doubt, the actions required in clause 5 of this deed.

4    Contracts

4.1    Default by Target Group Companies

So far as the Seller is aware, the Target Group Companies are not in material default under any Material Contract to which a Target Group Company is a party.

4.2    Default by Third Party

So far as the Seller is aware, no other party to any Material Contract to which a Target Group Company is a party is in material default under that agreement.

4.3    Material Contracts

(a)    The Material Contracts are valid and subsisting.
(b)    There are no royalties granted to any party in respect of the Tenements except to the extent Disclosed in the Material Contracts.

5    Tenements

(a)    Subject to Permitted Encumbrances, the Target Group Companies are the sole registered and beneficial owner of, and have good and valid title to, the Tenements for which they are the registered holder as set out in Schedule 6, and the Tenements are valid and subsisting and in good standing.
(b)    So far as the Seller is aware, there is no existing, pending or threatened dispute or litigation, arbitration or other legal proceedings concerning the Tenements which will or may impair in any material way the Target Group Companies’ ability to conduct the Business.
(c)    No performance bond, financial support or guarantee is required to be given in connection with the Tenements and Authorisations held by the Target

Group Companies, other than those required in accordance with the conditions attaching to the Tenements or Authorisations or required in accordance with legislation applying to the Tenements.

6    Assets

6.1    The Eva Copper Project

All the material assets used by the Target Group Companies, including those used in the Eva Copper Project are:
(a)    fully paid for;
(b)    either the absolute property of the relevant Target Group Company free and clear of all Encumbrances (other than Permitted Encumbrances) or used by the relevant Target Group Company under a contract under which it is entitled to use the assets on the terms and conditions of such contract; or
(c)    not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business, except as provided for or taken into account in the preparation of the Management Accounts.

6.2    Encumbrances

No Encumbrances exist on any Tenement or Property registered in the name of any Target Group Company (whether in whole or in part) other than the Permitted Encumbrances.

6.3    Assets

(a)    All of the assets of the Target Group Companies comprise all of the assets necessary to continue operations of the Target Group Companies, including the Eva Copper Project, substantially in the same manner as carried on as at the date of this deed by the Seller Group.
(b)    At Completion, Copper Mountain Mining Australia Pty Limited has no assets or liabilities except the shares it owns in CMMC Australia Pty Limited (ACN 623 541 079) and Copper Mountain Mining Pty Ltd (ACN 090 486 018).

7    Properties

7.1    Interests in land

The Target Group Companies do not have any interest in land except for its interest in the Properties, and the information in Schedule 7 is true and correct in all material respects.

7.2    All land owned or occupied

The Properties comprise all the land and premises owned, used or wholly or partially occupied by the Target Group Companies on its own account.

8    Environmental

(a)    As far as the Seller is aware, as at the date of this deed, there is no investigation by any Governmental Agency (either current, pending or threatened) of the Target Group Companies relating to a material breach by the Target Group Companies of any Environmental Law, including in respect of the Eva Copper Project, and the Target Group Companies have not received written notice of any civil, criminal or administrative action, regulatory notice or other proceeding or suit under any Environmental Law applicable to its assets, which is or may be materially prejudicial to the business of any of the Target Group Companies.
(b)    So far as the Seller is aware, there are no facts or circumstances which constitute a material breach of any Environmental Law by any Target Group Company.

9    Litigation

(a)    None of the Target Group Companies is as at the date of this deed a party to any material investigation, prosecution, legal proceeding, arbitration, meditation or any other form of litigation, dispute resolution process or administrative or governmental proceedings (Material Proceedings) that will, or would reasonably be likely to, have a Material Adverse Effect on any Target Group Company and, so far as the Seller is aware, no event has occurred which might reasonably be expected to give rise to such Material Proceedings.
(b)    So far as the Seller is aware, none of Target Group Companies has received any written notice in respect of any Material Proceedings.

10    Compliance with law

So far as the Seller is aware, each of the Target Group Companies has complied in all material respects with applicable laws.

11    Authorisations

11.1    Authorisations

The Target Group Companies have, or will have at Completion, all necessary Authorisations material to the Target Group Companies and/or the conduct of the Eva Copper Project in the locations and in the manner in which they are conducted as at the date of this deed (Material Authorisations).

11.2    Breach

So far as the Seller is aware, neither the Seller nor any Target Group Company has received any notice in writing alleging that it is currently in breach of the terms of any Material Authorisation.

11.3    Revocation

So far as the Seller is aware, neither the Seller nor any Target Group Company has received any written notice indicating that any Material Authorisation will be revoked, suspended, modified or will not be renewed.

11.4    No events or circumstances

So far as the Seller is aware, no event has occurred and no fact or circumstance exists which with the giving of notice or lapse of time, or both, would cause the Seller or any Target Group Company to be in breach of any Material Authorisation.

11.5    Renewal of Authorisations

So far as the Seller is aware, there is no fact or matter which is likely to materially prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any Material Authorisation.

12    Employees

12.1    Employee entitlements

The Employee Entitlement List is accurate for each Employee as at the date specified in the Employee Entitlement List.

12.2    No Employee disputes

Neither the Seller nor any Target Group Company has been involved in any dispute with any union or Employee at any time within the 6 months preceding the date of this deed that will, or would reasonably be likely to, have a Material Adverse Effect on any Target Group Company.

13    Employee superannuation funds

With respect to the Employee superannuation funds, the Seller has complied with its obligations imposed under the Superannuation Guarantee (Administration) Act 1992 (Cth), including the prescribed minimum level of superannuation support in respect of each Employee has been provided so as not to incur a shortfall amount under the Superannuation Guarantee (Administration) Act 1992 (Cth).

14    Solvency

14.1    No liquidation

Neither the Seller nor any Target Group Company has:
(a)    gone into, is in, or is proposed to go into, liquidation;
(b)    passed a winding-up resolution or commenced steps for winding-up or dissolution; or
(c)    received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act.

14.2    No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Seller or any Target Group Company and, so far as the Seller is aware, there are no circumstances justifying any such petition or process.

14.3    No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed over any part of the undertaking or property of the Seller or any Target Group Company.

14.4    Arrangements with creditors

Neither the Seller nor any Target Group Company has entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

14.5    Solvency

Each of the Seller and each Target Group Company is able to pay its debts as and when they fall due. Each of the Seller and each Target Group Company is not taken under applicable laws to be unable to pay its debts or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

15    Taxes and Duties

15.1    Tax paid

Any Tax or Duty arising under any Tax Law that was due and payable by any Target Group Company before Completion has been paid on or before the due date for such payment.

15.2    No Tax audit

The Seller is not aware of any audit, investigation or review, or pending or unresolved dispute (including but not limited to an outstanding request for a ruling, voluntary disclosure or other decision or advice), in respect to any Tax or Duty relating to the Target Group Companies.

15.3    No disputes

There are no material disputes between any Target Group Company and any Governmental Agency in respect of any Tax or Duty.

15.4    Documents filed

Each of the Target Group Companies and the Seller has filed, lodged or submitted any necessary tax return, information, notices and computations as and when required by law or requested by any revenue authority in respect of any Tax relating to the relevant Target Group Company, by the due date.

15.5    No tainting

The share capital account of each of the Target Group Companies is not ‘tainted’ within the meaning of section 995-1 of the ITAA 97.

15.6    GST

Each Target Group Company:
(a)    is registered for GST;
(b)    has complied with the GST Law;
(c)    has adequate systems to ensure it complies with the GST Law; and
(d)    is entitled to full input tax credits for any GST it has paid in connection with a taxable supply made to it.

15.7    Deductions and withholding

Each Target Group Company has deducted or withheld and paid to the relevant Governmental Agency administering a Tax every amount any Tax law requires it to deduct or withhold and pay.

16    Accuracy of information

(a)    As far as the Seller is aware, no information (other than as otherwise described in the Disclosure Materials) has been omitted from, or included in, the Disclosure Materials that a person acquiring the Sale Shares acting reasonably would consider to be material or would render the Disclosure Materials misleading in any material respect.
(b)    For the purposes of this Warranty 16, the Disclosure Materials are deemed not to include:
(1)    any financial statements;
(2)    any information, document, representation statement, view or opinion to the extent that it contains or expresses a forecast, prediction or projection or is otherwise forward looking after the date of this deed.

Schedule 4

BUYER WARRANTIES

1    No legal impediment

The execution, delivery and performance by the Buyer of this deed:
(a)    complies with its constitution; and
(b)    does not constitute a breach of any contract, court order, process or judgement or law, or cause or result in default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this deed.

2    Corporate authorisations

All necessary authorisation for the execution, delivery and performance of this deed by the Buyer in accordance with its terms has been obtained or will be obtained before Completion, other than the Conditions required under clause 2.1 of this deed.

3    Power and capacity

The Buyer has full power to and capacity to enter into and perform its obligations under this deed, and the Buyer’s obligations under this deed are valid and binding and enforceable against it in accordance with their terms.

4    Incorporation

The Buyer is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

5    No trust

The Buyer enters into and performs this deed on its own account and not as trustee for or nominee of any other person.

6    Consents

Other than set out in the Conditions, the Buyer does not require the consent or approval from any third parties or Governmental Agencies to execute, deliver and perform its obligations under this deed.

7    No liquidation

The Buyer has not:
(a)    gone into, is in, or is proposed to go into, liquidation;
(b)    passed a winding-up resolution or commenced steps for winding-up or dissolution; or
(c)    received a deregistration notice under section 601AB of the Corporations Act (or equivalent legislation in the jurisdiction in which it is incorporated) or applied for deregistration under section 601AA of the Corporations Act (or equivalent legislation in the jurisdiction in which it is incorporated).

8    No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Buyer and, so far as the Buyer is aware, there are no circumstances justifying a petition or other process.

9    No receiver of manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed over the whole or any part of the undertaking or property of the Buyer, and, so far as the Buyer is aware, there are no circumstances justifying such an appointment.

10    Arrangements with creditors

The Buyer has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

11    Solvency

The Buyer is able to pay its debts as and when they fall due. The Buyer is not taken under applicable laws to be unable to pay its debts and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

12    No known claims

As at the date of this deed, the Buyer is not actually aware of any breach of Warranty or of any matter that may result in a Claim.

13    Financing

The Buyer either has:
(a)    sufficient cash on hand; and / or
(b)    committed and binding financing (documented by a commitment letter) subject to customary draw down conditions and approvals from reputable lenders satisfactory to the Seller, acting reasonably, in place, such that at Completion the Buyer will have Immediately Available Funds equal to the Purchase Price.

Schedule 5

COMPLETION STEPS

1    Pre–Completion actions

1.1    Notifications

At least 10 Business Days before Completion the Buyer must give written notice to the Seller of:
(a)    any directors, secretaries and public officers of each of the Target Group Companies whom it wishes to resign from the positions effective from Completion (with that list to include each person remaining a Seller Group Member employee after Completion);
(b)    any persons it wishes to be appointed as a director, secretary or public officer of each of the Target Group Companies effective from Completion and deliver to the Seller a consent to act and notification of interests signed by each such person;
(c)    any proposed changes to the signatories of any bank account maintained by the Target Group Companies, together with specimen signatures of the new signatories; and
(d)    the address, if any, to which the registered office of any of the Target Group Companies is to be changed following Completion.

1.2    Board resolutions

On or before Completion the Seller must ensure that a meeting of the directors of the Target Entity (and where relevant a meeting of the directors of each of the other Target Group Companies) is convened and approves (subject to Completion occurring):
(a)    the registration of the Buyer as the holder of the Sale Shares in its register of shareholders and the issue of new share certificates for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in clause 2.1(a) of this Schedule 5 and to payment of any Duty on the transfer of Sale Shares;
(b)    the resignations, effective from Completion, of existing directors, secretaries and public officers notified under clause 1.1(a) of this Schedule 5;
(c)    the appointment, effective from Completion, of each person notified under clause 1.1(b) of this Schedule 5 as a director, secretary or public officer (as applicable) of the Target Group Companies (provided that a consent to act and notification of interest signed by that person has been delivered to the Seller by the Buyer);
(d)    any change of the registered office of the Target Group Companies to the address notified under clause 1.1(d) of this Schedule 5; and
(e)    if the Buyer has approved new mandates for the operation of bank accounts by the Target Group Companies, the revocation of all existing mandates and the replacement of those mandates with the mandates approved by the Buyer.

2    Completion

2.1    Seller’s obligations at Completion

(a)    At Completion, the Seller must give the Buyer the following documents:

Description    Items to be provided

1    share certificates    share certificates for the Sale Shares and any other documents necessary to establish the Buyer’s title to the Sale Shares and that may be required for registration of the transfer of the Sale Shares to the Buyer.

2    share transfers    completed share transfers of the Sale Shares to the Buyer, executed by or on behalf of the Seller.

3    powers of attorney    (if applicable) a copy of the powers of attorney
executed by the Seller authorising its attorney to execute any of the documents listed in this clause 2.1 of this Schedule 5 on behalf of the Seller.

4    board resolutions    evidence that the board resolutions referred to in clause 1.2 of this Schedule 5 have been passed.

5    officer resignations    signed resignations of each director, secretary
and public officer of the Target Group Companies notified to the Seller under clause
1.1 of this Schedule 5.

6    Receipt    for the Target Entity, evidence of receipt by the Seller’s Head Company of payment of the Exit Payment.

7    Indebtedness    evidence of the irrevocable elimination in full of all indebtedness owing by any Target Group Company to any Seller Group Member in accordance with clause 5.4(a) of this deed.

8    Employee Entitlement List    a copy of the Employee Entitlement List,
updated to the Completion Date.

9    Deed of Release    duly executed deed of release (partial or otherwise) in respect of the Nordic Security Documents and all associated Encumbrances on terms acceptable to the Parties, acting reasonably, and the return of all pledged collateral, in each case only as such documents, Encumbrances and collateral relate to the Target Group Companies.

10    Contingent Consideration Deed    duly executed Contingent Consideration
Deed.

11    Outstanding Incentives    reasonable evidence that the Outstanding
Incentives have been paid or terminated, as applicable

(b)    At Completion, the Seller must make available to the Buyer by leaving at the office of the Target Entity:

Description    Items to be provided

1    corporate documents    the certificate of incorporation, common seal
(if any), duplicate seal (if any), all prescribed registers, all statutory, minute and other Business Records of the Target Group Companies and all unused share certificate forms.

2    ASIC corporate key    the ASIC Corporate Key for the Target Group
Companies.

3    books and ledgers    all ledgers, journals and books of account of
the Target Group Companies and all other Business Records.

4    title documents    all documents of title in the possession of the Target Group Companies relating to the ownership of the Target Group Companies' assets.

5    PPS Register information    all secured party group numbers, access
codes, dealing numbers and token codes for all Security Interests held by the Target Group Companies as at Completion.

2.2    Buyer’s obligations at Completion

At Completion the Buyer must:

Description    Items to be provided

1    Completion Payment    pay the Seller the Completion Payment in
Immediately Available Funds without counterclaim or set-off.

2    share transfers    deliver completed share transfers of the Sale Shares executed by or on behalf of the Buyer.

3    consents to act    if the Buyer gave notice under item 1.1 of Schedule 5 requiring a person to be appointed as a director, secretary or public officer of the Target Group Companies, a consent to act signed by the person.

4    replacement of Financial Provisioning

the Buyer must replace all Financial Provisioning (other than the Surety Amount) that has been provided by any Seller Group Member or any Target Group Company as at Completion and which has been Disclosed at the date of this Deed or otherwise provided in accordance with clause 5, and procure the return to the Seller of the applicable bonds or other documentation together with the Financial Provisioning. If the Financial Provisioning cannot be replaced, the Buyer must obtain and provide to the Seller a bond or guarantee in favour of the Seller on terms reasonably acceptable to the Buyer and the Seller, in the equivalent amount in favour of the Seller from a financial institution approved by the Seller.

5    Contingent Consideration Deed    duly executed Contingent Consideration
Deed.

3    Post Completion actions

3.1    Lodgement

Immediately following Completion the Buyer must lodge with ASIC for registration the ASIC Forms 484 notifying the changes of directors, secretaries, and members, shareholding and ultimate holding company of the Target Group Companies arising from Completion.

3.2    Completion Adjustment Amount

The Seller must pay the Completion Adjustment Amount to the Buyer in accordance with clause 7.5.

Schedule 6

TENEMENTS

Tenement No.	Registered holder(s)	Type	Grant date	Expiry date
Part 1 – Eva Tenements
ML 90162	Eva Copper Mine Pty Ltd	Mining lease	04/10/2012	31/10/2037
ML 90163	Eva Copper Mine Pty Ltd	Mining lease	04/10/2012	31/10/2037
ML 90164	Eva Copper Mine Pty Ltd	Mining lease	13/11/2012	30/11/2037
ML 90165	Eva Copper Mine Pty Ltd	Mining lease	13/11/2012	30/11/2037
ML 90166	Eva Copper Mine Pty Ltd	Mining lease	13/11/2012	30/11/2037
EPM 25760	Eva Copper Mine Pty Ltd	Exploration permit for minerals	17/11/2015	16/11/2025

Part 2 – Exploration Tenements
EPM 9611	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	26/08/1993	25/08/2023
EPM 14363	Roseby Copper Pty Ltd	Exploration permit for minerals	20/04/2005	19/04/2026
EPM 14370	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	21/07/2005	20/07/2025
EPM 25757	Roseby Copper Pty Ltd	Exploration permit for minerals	12/11/2015	11/11/2025
EPM 25759	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	16/11/2015	15/11/2025

EPM 25761	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	17/11/2015	16/11/2025
EPM 26182	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	28/07/2016	27/07/2026
EPM 26280	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	24/08/2017	23/08/2027
EPM 26283	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	24/08/2017	23/08/2027
EPM 26284	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	16/04/2018	15/04/2023
EPM 26367	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	23/08/2017	22/08/2027
EPM 26566	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	29/06/2018	28/06/2023
EPM 26595	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	29/06/2018	28/06/2023
EPM 26605	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	29/06/2018	28/06/2023
EPM 26676	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	10/09/2018	09/09/2023
EPM 26811	Roseby Copper (South) Pty Ltd	Exploration permit for minerals	21/10/2019	20/10/2024
EPMA 28602	Roseby Copper (South) Pty Ltd (applicant)	Application for exploration permit for minerals	Lodged on 23/08/2022	Five-year term sought
EPMA 28603	Roseby Copper Pty Ltd (applicant)	Application for exploration permit for minerals	Lodged on 24/08/2022	Five-year term sought

Schedule 7

PROPERTIES
Freehold properties

Title identifier	Land description	Owner
51180948	Lot 37 on Crown Plan B15742 (Agreement Nos. 355, 526, 1069 and 1070)	Eva Copper Mine Pty Ltd ACN 625 712 138
20171180	Lot 28 on Crown Plan B15753 (Agreement Nos. 355, 1069 and 1070)	Eva Copper Mine Pty Ltd ACN 625 712 138

Schedule 8

MATERIAL CONTRACTS

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Operational
Eva Copper Phase II – I.A.1.	Glencore Offtake Agreement (14 November 2017)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited), Roseby Copper Pty Ltd	Glencore International AG
Finance
Eva Copper Phase II – VII.E	Nordic Bonds Agreement (8 April 2021)	Copper Mountain Mining Corporation	Nordic Trustee AS
Eva Copper Phase II – VII.E	Nordic Security Documents (8 June 2021)	Copper Mountain Mining Corporation, Copper Mountain Mining Australia Pty Ltd, Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd, Roseby Copper Pty Ltd and Roseby Copper (South) Pty Ltd	Nordic Trustee AS
Tax
Eva Copper Phase II – II.A.3	Indirect Tax Funding Deed – Copper Mountain Mining Australia Pty Ltd GST Group (undated)	Copper Mountain Mining Australia Pty Ltd, CMMC Australia Pty Ltd, Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd, Vulcan Resources Pty Ltd, Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Eva Copper Phase II – II.A.4	Indirect Tax Sharing Deed – Copper Mountain Mining Australia Pty Ltd GST Group (undated)	Copper Mountain Mining Australia Pty Ltd, CMMC Australia Pty Ltd, Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd, Vulcan Resources Pty Ltd, Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a
Eva Copper Phase II – II.A.5	Tax Funding Deed – Copper Mountain Mining Australia Pty Ltd Tax Consolidated Group (undated)	Copper Mountain Mining Australia Pty Ltd, CMMC Australia Pty Ltd, Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd, Vulcan Resources Pty Ltd, Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a
Eva Copper Phase II – II.A.6	Tax Sharing Deed – Copper Mountain Mining Australia Pty Ltd Tax Consolidated Group (undated)	Copper Mountain Mining Australia Pty Ltd, CMMC Australia Pty Ltd, Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd, Vulcan Resources Pty Ltd, Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a
Intercompany Agreements
Eva Copper Phase II – VIII.D.1.	CMPL Roseby Sale Agreement (Agreement 1069) (31 August 2018)	Roseby Copper Pty Ltd, Copper Mountain Mining Pty Ltd	n/a
Eva Copper Phase II – VIII.D.1.	CMPL ECMPL Sale Agreement (Agreement 1070) (31 August 2018)	Copper Mountain Mining Pty Ltd, Eva Copper Mine Pty Ltd	n/a

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Australian Exploration – I.D.2.	Sale and Purchase Agreement re EPMs 9611, 14370 and 14371 (Agreement 949) (9 August 2016)	Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a
Australian Exploration – I.D.3.	Tenement Sale Agreement (Agreement 618) (2 April 2011)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited), Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd	n/a
Australian Exploration – I.D.4.	Tenement Sale Agreement (Agreement 617) (2 April 2011)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited), Roseby Copper Pty Ltd	n/a
Aboriginal
Eva Copper – VIII.E.1.1.	Ancillary Agreement to the Deed re Grant of Mining Leases (No. 415) (15 June 2006)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited and prior to that Universal Resources Limited), Roseby Copper Pty Ltd (formerly Bolnisi Logistics Pty Ltd)	The Kalkadoon People
Eva Copper – VIII.E.1.3.	Deed re Grant of Mining Leases (ML 90162, 90163, 90164, 90165 and 90166 (No. 416) (undated)	Copper Mountain Mining Pty Ltd (formerly Universal Resources Limited), Roseby Copper Pty Ltd (formerly Bolnisi Logistics Pty Ltd)	The Kalkadoon People
Eva Copper Phase II – VI.A.6.	Deed of Assumption re Ancillary Agreement to the Deed re Grant of Mining Leases (No. 982) (23 March 2017)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited),	Kalkadoon Native Aboriginal Corporation RNTBC

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Roseby Copper Pty Ltd
Eva Copper – VIII.E.1.2.	Deed of Covenant (Agreement No. 1099) in respect of Ancillary Agreement (No. 415) (10 September 2018)	Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd	n/a
Eva Copper Phase II – VI.A.5.	Ancillary Agreement to the Deed re Grant of Exploration Permits (No. 909) (16 October 2015)	Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited and prior to that Universal Resources Limited), Roseby Copper Pty Ltd (formerly Bolnisi Logistics Pty Ltd)	Kalkadoon Native Title Aboriginal Corporation RNTBC
Eva Copper Phase II – VI.A.8.	Deed of Assignment and Assumption and Consent (Agreement 1084) (10 September 2018)	Copper Mountain Mining Pty Ltd Roseby Copper Pty Ltd Roseby Copper (South) Pty Ltd Eva Copper Mine Pty Ltd	The Kalkadoon People (Native Group)
Eva Copper Phase II – VII.A.3.	Deed of Variation re EPM 26811 (2019)	Copper Mountain Mining Pty Ltd Roseby Copper Pty Ltd Roseby Copper (South) Pty Ltd Eva Copper Mine Pty Ltd	The Kalkadoon People (Native Group)
Eva Copper Phase II – VI.A.7.	Deed re Grant of Exploration Permits 25757 and 25760 (No. 910) (undated)	Roseby Copper Pty Ltd	The State of Queensland, Kalkadoon Native Title Aboriginal Corporation

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Eva Copper Phase II – VI.A.4.	Deed of Assignment and Assumption (No. 984) (23 March 2017)	Roseby Copper Pty Ltd, Roseby Copper (South) Pty Ltd.	Kalkadoon Native Title Aboriginal Corporation RNTBC
Australian Exploration – I.E.2.	Native Title and Cultural Heritage Agreement (Mitakoodie & Mayi People #5) (28 March 2018)	Roseby Copper (South) Pty Ltd	Mitakoodi and Mayi People
Other Third-Party Access and Compensation Agreements
Eva Copper Phase II – I.E.3.1-4.	Mining Compensation Agreement – Minister of Transport and Multicultural Affairs (Agreement 625, 1103 and deeds of novation) (3 October 2011 and 29 April 2019)	No. 625 – Copper
Mountain Mining
Pty Ltd (formerly
Altona Mining Limited),
Roseby Copper Pty Ltd

No. 1103 – Copper
Mountain Mining Pty Ltd,
Roseby Copper Pty Ltd,
Eva Copper Mine Pty Ltd

Deed of Variation,
Novation and Covenant –
Copper Mountain Mining
Pty Ltd, Roseby Copper
Pty Ltd

Deed of Novation and
Covenant – Copper
Mountain Mining Pty Ltd,
Eva Copper Mine Pty Ltd
No. 625 – The
Minister for Transport
and Multicultural
Affairs

No. 1103 – Minister
for Transport and
Main Roads
Deed of Variation,
Novation and
Covenant – Minister
for Transport and
Main Roads
Deed of Novation
and Covenant –
Minister for Transport
and Main Roads
Eva Copper Phase II – I.E.1.1-2.	Access Licence – Department of Main Roads (Agreement Nos. 626 and 1104) (28 July 2011 and 29 April 2019)	No. 626 – Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited), Roseby Copper Pty Ltd No. 1104 - Eva Copper Mine Pty Ltd, Copper Mountain Mining PTY Ltd, Roseby Copper Pty Ltd	No. 626 – The Chief Executive of the Department of Transport and Main Roads for and on Behalf of the State of Queensland No. 1104 - State of Queensland (Represented by Department of

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Transport and Main Roads)
Eva Copper Phase II – I.E.2.1-2.	Compensation and Consent Agreement – Minister of Natural Resources (Agreement Nos. 482 and 1098) (2 May 2008 and (undated))	No. 482 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited), Roseby
Copper Pty Ltd
(formerly Bolnisi
Logistics Pty Ltd)

No. 1098 - Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd

No. 1103 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd
No. 482 – Minister for Natural Resources and Water on behalf of the State of Queensland No. 1098 – Minister for Natural Resources, Mines and Energy No. 1103 – Minister for Transport and Main Roads
Eva Copper Phase II – I.E.4.1-7.
MMG Limited Access and
Other Agreements
(Agreement Nos. 367, 368,
369, 422, 423, 604 and 1075)
(10 September 2010, 10
September 2010, 10
September 2010, 9 September
2010, 9 September 2010, 4
February 2010 and 23 August
2018)
No. 367 - Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited),
Roseby Copper Pty
Ltd, Eva Copper
Mine Pty Ltd

No. 368 - Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited),
Roseby Copper Pty
Ltd, Eva Copper
Mine Pty Ltd

No. 369 - Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited)

No. 422 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited), Roseby
Copper Pty Ltd
No. 367 – MMG Australia Limited

No. 368 – MMG Australia Limited

No. 369 – MMG Australia Limited

No. 422 – MMG Australia Limited

No. 423 – MMG Australia Limited

No. 604 – Mount Isa Mines Limited, Xstrata Copper, MMG Australia Limited

No. 1075 – MMG Dugald River Pty Limited

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
No. 423 – Copper
Mountain Mining
Pty Ltd (formerly
Altona Mining
Limited and prior
to that Universal
Resources Limited),
Roseby Copper Pty Ltd

No. 604 – Copper
Mountain Mining
Pty Ltd (formerly
Altona Mining
Limited and prior
to that Universal
Resources Limited),
Roseby Copper Pty Ltd

No. 1075 – Copper
Mountain Mining
Pty Ltd, Roseby Copper
Pty Ltd, Eva Copper Mine
Pty Ltd

Eva Copper Phase II – I.E.5.1-2.	SunWater Limited – Indemnity (Agreement Nos. 668 and 1083) (21 February 2012 and 17 September 2018)	No. 668 – Copper Mountain Mining Pty Ltd (formerly Altona Mining Limited), Roseby Copper Pty Ltd No. 1083 – Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd	No. 668 – Altona Mine Limited No. 1083 – SunWater Limited, North West Queensland Water Pipeline Pty Ltd
Eva Copper Phase II – I.E.6.1-3.	Cloncurry Shire Council (Agreement Nos. 429, 1080 and ML90166) (9 June 2008, 5 September 2018 and 10 January 2020)	No. 429 – Copper
Mountain Mining Pty Ltd
(formerly Altona Mining
Limited and prior to that
Universal Resources
Limited), Roseby Copper
Pty Ltd (formerly Bolnisi
Logistics Pty Ltd)

No. 1080 – Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd

No. ML90166 – Eva Copper Mine Pty Ltd
No. 429 – Cloncurry Shire Council No. 1080 – n/a No. ML90166 – Cloncurry Shire Council

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Conduct and Compensation Agreements
Eva Copper Phase II – I.C.1.1-5.	Coolulah Station Conduct and Compensation Agreement and Deed of Covenant (Agreement Nos. 1110, 1111, 1112, 349 and 1078) (13 September 2019, 13 September 2019, 19 September 2019, 21 July 2008, 31 August 2018)	No. 1110 – Roseby
Copper Pty Ltd
No. 1111 – Roseby
Copper (South) Pty
Ltd
No. 1112 – Eva
Copper Mine Pty
No. 349 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited), Roseby
Copper Pty Ltd
(formerly Bolnisi
Logistics Pty Ltd)
No. 1078 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd	No. 1110 – The
North Australian
Pastoral Company
Pty Limited
No. 1111 – The
North Australian
Pastoral Company
Pty Limited
No. 1112 – The
North Australian
Pastoral Company
Pty Limited
No. 349 – The North
Australian Pastoral
Company Pty Limited
No. 1078 – Ded poll
in favour of The
North Australian
Pastoral Company
Pty Limited
Eva Copper Phase II – I.C.1.a. 1-3.	Coolullah Extension Agreements (Agreement Nos. 1149, 1150 and 1148) (9 August 2021, 3 August 2021 and 9 August 2021)	No. 1148 – Eva Copper Mine Pty Ltd No. 1149 – Roseby Copper Pty Ltd No. 1150 – Roseby Copper (South) Pty Limited	No. 1148 – The North Australian Pastoral Company Pty Limited No. 1149 – The North Australian Pastoral Company Pty Limited No. 1150 – The North Australian Pastoral Company Pty Limited
Eva Copper Phase II – I.C.2. 1-3.	Mt Roseby Station (Agreement Nos. 1079 and 369) (31 July 2017, 31 August 2018 and 30 June 2008)	No. 1079 – Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd No. 369 – Copper Mountain Mining Pty Ltd (formerly Universal Resources Limited), Roseby Copper Pty Ltd	No. 1079 – Deed executed as a deed poll in favour of McMillan No. 369 – Harold Henry McMillan

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
(formerly Bolnisi Logistics Pty Ltd)
Eva Copper Phase II – I.C.3. 1-2.	Dipvale Station Conduct and Compensation Agreement and Deed of Assignment and Assumption (Agreement Nos. 1071 and 623) (31 August 2018 and 30 August 2011)	No. 1071 – Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd No. 623 – Copper Mountain Mining Pty Ltd (formerly Altona Mining Limted)	No. 1071 – Deed executed as a deed poll in favour of Telfords No. 623 – Grant and Anita Telford
Eva Copper Phase II – I.C.4.1.	Hillside Station Conduct and Compensation Agreement re EPMs 25759, 25761, 26182, 26283 (Agreement 1063) (28 May 2018)	Eva Copper Mine Pty Roseby Copper South Pty Ltd.	Cameron Creek Pastoral Company Pty Ltd
Australian Exploration – I.B. 1-9.	Standard Conduct and
Compensation Agreement
(Agreements 1142, 1143,
1148, 1149, 1150, 623 and
1063)
(9 August 2021, 3 August
2021, 9 August 2021, 9 August
2021, 3 August 2021, 30
August 2011, 31 July 2017, 28
May 2018 and 5 September
2018)	No. 1142 – Roseby
Copper (South) Pty
Limited
No. 1143 – Roseby
Copper (South) Pty
Limited
No. 1148 – Eva
Copper Mine Pty Ltd
No. 1149 – Roseby
Copper (South) Pty
Limited
No. 1150 – Roseby
Copper (South) Pty
Limited
No. 623 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited)
No. 1063 – Roseby
Copper (South) Pty
Limited, Roseby
Copper Pty Limited
No. 1142 – McMillan
Pastoral Company
Pty Ltd (Landholder)
No. 1143 – Colin,
Judith, Rae-Anne
and Dale Saunders
No. 1148, 1149,
1150 – North
Australian Pastoral
Company Limited
No. 623 – Grant and
Anita Telford
No. 1063 – Cameron
Creek Pastoral
Company Pty Ltd
Royalties

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Eva Copper Phase II – I.B.4.2.1-5.	Pasminco-Lake Gold Royalty (Agreement Nos. 355, 463, 485, 1076 and 1077) (6 June 2001, 24 October 2000, 19 October 2000, 3 August 2001, 20 June 2001, 23 August 2018 and 23 August 2018)	No. 355 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 463 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 485 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 1076 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd
No. 1077 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd	No. 355 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that Universal
Resources Limited)
No. 463 – Lake Gold
Pty Ltd
No. 485 – Lake Gold
Pty Ltd
No. 1076 – MMG
Australia Limited
(formerly Pasminco
Australia Limited)
No. 1077 – MMG
Australia Limited
(formerly Pasminco
Australia Limited),
MMG Dugal River
Pty Ltd
Eva Copper Phase II – I.B.3.1. 1-4.	Pasminco MMG Agreements (Agreements 1076, 1077, 356 and 476) (23 August 2018, 23 August 2018, 8 November 2004 and 18 June 1981)	No. 1076 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd
No. 1077 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
Mine Pty Ltd
No. 356 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 476 – n/a	No. 1076 – MMG
Australia Limited
(formerly Pasminco
Australia Limited)
No. 1077 – MMG
Australia Limited
(formerly Pasminco
Australia Limited),
MMG Dugal River
Pty Ltd
No. 356 –
Queensland
Government – Office
of State Revenue
No. 476 – C.R.A.
Exploration Pty
Limited, The Kwahu
Company Limited

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Eva Copper Phase II – I.B.5.3.1-9.
PanAust (Agreement Nos.
438, 439, 440, 509, 510, 511,
512, 968 and 1072)
(2 October 2000, 23 October
2000, 21 April 2001, 2 August
2001, 18 March 2002, 8
October 2001, 29 August
2001, 26 October 2016 and 31
August 2018)
No. 438 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 439 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 440 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 509 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 510 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 511 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 512 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 968 – Roseby
Copper Pty Ltd,
Roseby Copper
(South) Pty Ltd
No. 438 – Pan
Australian Resources
NL
No. 439 – Pan
Australian Resources
NL
No. 440 – Pan
Australian Resources
NL
No. 509 – Pan
Australian Resources
NL
No. 510 – Pan
Australian Resources
NL
No. 511 – Pan
Australian Resources
NL
No. 512 – Pan
Australian Resources
NL
No. 968 – PanAust
Limited
No. 1072 – n/a

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
No. 1072 – Copper Mountain Mining Pty Ltd, Roseby Copper Pty Ltd, Eva Copper Mine Pty Ltd
Eva Copper Phase II – I.B.1.4.1-8.
Dominion (Agreement Nos.
388, 426, 427, 428, 484, 562,
1074 and deed of
assignment and
assumption)
(14 January 2000, 4 October
2000, 23 October 2000, 23
April 2001, 3 August 2001, 29
August 2001 and 31 August
2018)
No. 388 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 426 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 427 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 428 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 484 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 562 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited)
No. 1074 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
No. 388 – Dominion
Mining Ltd
No. 426 – Dominion
Metals Pty Ltd
No. 427 – Dominion
Metals Pty Ltd
No. 428 – Dominion
Metals Pty Ltd
No. 484 – Dominion
Metals Pty Ltd
No. 562 – Dominion
Metals Pty Ltd
No. 1074 – n/a
Deed of Assignment
and Assumption –
Valesco Copper Pty
Ltd (assignee),
Mekong Minerals Pty
Ltd (formerly known
as Dominion Metals
Proprietary Limited)

Schedule 8    Material Contracts

Dataroom ref	Contract title and description	Seller Group Member	Counterparty
Pty Ltd, Eva Copper Mine Pty Ltd Deed of Assignment and Assumption – Eva Copper Mine Pty Ltd
Eva Copper Phase II – I.B.2.5.1-2.	Mt. Isa Mines (Agreement Nos. 661 and 1073) (May 2004 and 31 August 2018)	No. 661 – Copper
Mountain Mining Pty
Ltd (formerly Altona
Mining Limited and
prior to that
Universal Resources
Limited), Roseby
Copper Pty Ltd
(formerly Bolnisi
Logistics Pty Ltd)
No. 1073 – Copper
Mountain Mining Pty
Ltd, Roseby Copper
Pty Ltd, Eva Copper
		Mine Pty Ltd	No. 661 – Mount Isa Mines Limited No. 1073 – n/a

Schedule 9

CONTINGENT CONSIDERATION DEED
Attached.

Contingent Consideration Deed
THIS DEED is made the    day of    2022

Parties
1.    Eva Copper Mine Pty Ltd (ACN 625 712 138), Roseby Copper Pty Ltd (ACN 067 584 409) and Roseby Copper (South) Pty Ltd (ACN 148 092 291) (each a Tenement Holder);
2    Copper Mountain Mining Corporation of 700 West Pender Street, Suite 1700, Vancouver, Canada V6C 1G8 (Seller);
3.    Harmony Gold (Australia) Pty Limited (ACN091 439 33) of Level 2, 189 Coronation Drive, Milton Queensland 4064 (Buyer); and
4.    Harmony Gold Mining Company Limited (Registration number 1950/038232/06) of Randfontein Office Park, Cnr Main Reef Road and Ward Avenue, Randfontein 1759, South Africa (Parent Guarantor)
Background
A.    Seller and Buyer have entered into a Share Sale Deed dated ■, 2022 (Share Sale Deed) under which Seller agrees to sell, and Buyer agrees to purchase, all of the issued shares in Copper Mountain Mining Australia Pty Ltd ACN 622566910, an entity that indirectly owns all of the issued shares of the Tenement Holders.
B.    Subject to the terms of this deed, the Contingent Consideration (as defined below) comprises a portion of the consideration for the sale and purchase of the Sale Shares under the Share Sale Deed.
C.    As a condition to Completion occurring under the Share Sale Deed, the parties are entering into this deed to govern the terms and conditions on which Buyer agrees to pay the Contingent Consideration.
Agreed terms

1    Definitions and interpretation
1.1    Definitions

In this deed, unless the context otherwise requires:

3437-2087-4526v2    page 1

Additional New Resource means the positive difference between the number of pounds of copper contained in (i) an update to, recalculation of, modification to or expansion of a Baseline New Resource under the SAMREC Code (or, if Buyer and its affiliates are then subject to a mineral reporting standard other than the SAMREC Code which is generally accepted in another international jurisdiction that defines mineral resources and mineral reserves, such other standard) Disclosed by Buyer, and (ii) such Baseline New Resource plus any depletion of such Baseline New Resource that may have occurred due to mining activities and, in the event that a payment is made under this deed in respect of an Additional New Resource on a Tenement, such updated, recalculated, modified or expanded resource will form the new Baseline New Resource in respect of such Tenement going forward.
Agreed Interest Rate means the rate of interest being the average bid rate for bills (as defined in the Bills of Exchange Act 1909 (Cth)) having a tenor of 90 days which is displayed on the page of the Reuters Monitor System designated “BBSY” plus 2% calculated on a daily basis.
Allowable Deductions is defined in clause 2.6.

Annual Resource Statement means a statement delivered by Buyer to Seller on August 1 of each calendar year delineating all resources and reserves discovered on the Tenements under the SAMREC Code (or, if Buyer and its affiliates are then subject to a mineral reporting standard other than the SAMREC Code which is generally accepted in another international jurisdiction that defines mineral resources and mineral reserves, such other standard) and indicating whether such resources and reserves are Existing Resources, Baseline New Resources or Additional New Resources.
Arm’s Length Terms means prices and terms no less favourable than those which would be paid and agreed to by a Third Party in an arm’s length transaction under similar circumstances.
Audit Notice is defined in clause 5.2(a).

Average Copper Price means the average price per lb of Product sold during a Quarter (expressed in US$), calculated by dividing the Gross Revenue for Product sold by the Tenement Holders in the relevant Quarter by the total lbs of Product sold by the Tenement Holders during such Quarter.
Average Spot Price for a Quarter means the average daily official settlement price quoted in US dollars per pound of Grade “A” Copper on the London Metal Exchange (or any successor thereto) during such Quarter, as published in Fastmarkets Metal Bulletin averaged over the Quarter in question, and calculated by summing such quoted prices reported for each day during such Quarter and dividing the sum by the number of days for which such prices were reported; provided that if the London Metal Exchange is no longer in operation or does not

3437-2087-4526v2    page 2

quote the price referred to above, the parties shall mutually agree, acting reasonably, upon an appropriate pricing mechanism that accurately reflects the market value of copper.
Base Copper Price means $3.80 per lb of Grade “A” Copper.

Baseline New Resource means, when initially Disclosed, the number of pounds of contained copper in any resource under the SAMREC Code (or, if Buyer and its affiliates are then subject to a mineral reporting standard other than the SAMREC Code which is generally accepted in another international jurisdiction that defines mineral resources and mineral reserves, such other standard), including measured, indicated and inferred resources and any reserves included within such resources, Disclosed on any of the Tenements which is discovered by exploration activities undertaken by Buyer on the Tenements and which is geologically distinct and separate from the Existing Resources.
Business Day means any day other than a Saturday, Sunday or statutory holiday in the State of Queensland, Australia, or South Africa on which commercial banks in Brisbane, Australia or Johannesburg, South Africa are open to business.
Contingent Consideration means:

(a)    the NSR Excess Cashflow Payment; and

(b)    the New Resource Discovery Payment.

Corporations Act means the Corporations Act 2001 (Cth).

Disclosed means the earlier of (i) public disclosure by Buyer or any of its Related Entities, and
(ii) disclosure in an Annual Resource Statement.

Encumbrance means any security interest, mortgage, pledge, lien, charge, title retention arrangement, trust or power, or other form of security or interest having effect as a security for the payment of any monetary obligation or the observance of any other obligation.
Encumbrancee means:

(a)    a person who, subject to the terms of this deed, is, or becomes, entitled to the benefit of an Encumbrance over the Tenements;
(b)    a person who, subject to the terms of this deed, acquires the benefit of an Encumbrance for the purpose of providing financial accommodation to the Buyer or any of its Related Entities for the development and operation of a mine on the Tenements.
Existing Resources means those resources (including measured, indicated and inferred resources and any reserves included within such resources) identified in Table 1-2 of the technical report prepared and filed in accordance with National Instrument 43-101 – Standards

3437-2087-4526v2    page 3

of Disclosure for Mineral Projects titled “NI 43-101 Technical Report for the Eva Copper Project Feasibility Study Update, North West Queensland, Australia”, with an effective date of January 31, 2020 prepared for Seller and dated May 7, 2020, as they may be converted to resources for purposes of the SAMREC Code, and as such resources may be expanded, depleted, recalculated, restated or modified due to further exploration, mining activities, change in assumptions or otherwise.
Expert means an independent expert appointed under clause 9.1.

first tenement Is defined in clause 1.3.

Grade “A” Copper means copper product that is Grade “A” Copper on the London Metal Exchange.
Gross Revenue is defined in clause 2.5.

IFRS means International Financial Reporting Standards formulated by the International Accounting Standards Board, as updated and amended from time to time.
lbs means pounds.

Mineral Resources Act means the Mineral Resources Act 1989 (Qld).

New Resource means a Baseline New Resource or an Additional New Resource, as the case may be.
New Resource Discovery Payment is defined in clause 4.1(a).

Net Smelter Return is defined in clause 2.4.

NSR Excess Cashflow is defined in clause 2.2.

NSR Excess Cashflow Payment is defined in clause 2.1.

NSR Payment Cap is defined in clause 2.2(c).

NSR Payment Statement is defined in clause 3.3.

Product means all payable copper contained in concentrate produced from Project Ore.

Project Ore means ore mined from the Tenements.

Quarter means a calendar quarter.

Records is defined in clause 5.1.

Refinery means a smelter, refinery or other processing plant to which Product is sent for smelting, refining or other processing or beneficiation.

3437-2087-4526v2    page 4

Related Entity of a person means a related body corporate within the meaning of the Corporations Act or any person acting pursuant to an agreement or understanding with that person.
relinquished area is defined in clause 7.1.

SAMREC Code means the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves prepared by the South African Mineral Resource Committee (SAMREC) under the joint auspices of the Southern African Institute of Mining and Metallurgy and the Geological Society of South Africa, as from time to time in effect.
Tax Deduction is defined in clause 10.1(a).

Tenements means the mining tenements listed in Schedule 1 to this deed applied for and granted to a Tenement Holder or its Related Entities under the Mineral Resources Act.
Third Party means a person not a party, or a Related Entity of a party, to this deed.

Trading Activities means any and all price hedging and price protection activities undertaken by the Tenement Holders or any of their respective Related Entities with respect to any Product and any streaming contracts that may result in a Tenement Holder receiving less (or more) than market value for Product, including any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges but excluding refining and smelting contracts.
Trading Contracts means the agreements, contracts, instruments, confirmations and other arrangements relating to the Trading Activities but excluding refining and smelting contracts.
1.2    Other interpretative provisions

In the interpretation of this deed, unless the context otherwise requires:

(a)    A reference to legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any regulations, ordinances, by-laws, rules and other statutory instruments made or issued under it.
(b)    A singular word includes the plural, and vice versa.

(c)    Unless otherwise indicated, all references to dollars or “$” are references to United States dollars.
(d)    Where a term is defined in this deed, any other grammatical form of that term has a corresponding meaning unless the context otherwise requires.
(e)    Unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends.

3437-2087-4526v2    page 5

(f)    Whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.
1.3    Reference to mining tenements

In this deed, any reference to a mining tenement (first tenement) includes a reference to any mining tenement granted in renewal or extension of the first tenement or in substitution for the whole or part of the first tenement.

2    Calculation of NSR Excess Cashflow Payment
2.1    Calculation of NSR Excess Cashflow Payment

If the Net Smelter Returns for a Quarter determined in accordance with clause 2.4 is a positive amount then Buyer will pay the NSR Excess Cashflow Payment for that Quarter, at the rate of 10% of the NSR Excess Cashflow for the Quarter (NSR Excess Cashflow Payment).
2.2    Calculation of NSR Excess Cashflow

(a)    The NSR Excess Cashflow for a Quarter shall be calculated in accordance with the following formula:
NSR Excess Cashflow = [(A - B) x C] + [(1 – (F ÷ E)) x D]

A    =    the Average Copper Price for the Quarter

B    =    the Base Copper Price

C    =    the number of lbs of Product sold by the Tenement Holders during the Quarter
D    =    Where F is greater than E then nil, otherwise proceeds received by the Tenement Holders from any insurer in the case of loss of, or damage to, Product during the Quarter (after deducting therefrom all reasonable fees, costs and expenses incurred in connection with the collection of such proceeds, as evidenced by supporting documentation)
E    =    the Average Copper Price for the Quarter that would have applied to the Product the subject of the insurance claim in D
F    =    the Base Copper Price for the Quarter that would have applied to the Product the subject of the insurance claim in D

3437-2087-4526v2    page 6

(b)    The calculation of NSR Excess Cashflow in this deed is premised on the understanding that copper sales from the Tenements will be exclusively in the form of copper in concentrate produced from Project Ore. If, at any time, Tenement Holders and their Related Entities cease selling copper exclusively in such form pursuant to offtake agreements with payment terms based on the LME Cash Settlement Price, the parties agree to enter into good faith negotiations to revise the terms of this deed to ensure that the intended economics of this deed are preserved for all forms of copper sold. If the parties are unable to agree on the terms of an amended deed, either party may require that such matter be referred to an Expert for determination by sending a notice to the other party, thereby initiating the dispute resolution process in accordance with clause 9 below.
(c)    The maximum aggregate amount of the NSR Excess Cashflow Payment payable by Buyer to Seller under this deed is $30 million, subject to any adjustments that may be required by the letter agreement between the Seller and the Buyer dated the date of the Share Sale Deed (NSR Payment Cap). Once the total amount of NSR Excess Cashflow Payment paid to Seller is equal to the NSR Payment Cap, no further amount will be payable by way of NSR Excess Cashflow Payment.
(d)    For the avoidance of doubt, no NSR Excess Cashflow Payment shall be payable in a Quarter where the Base Copper Price is greater than or equal to the Average Copper Price for the Quarter.
(e)    The Tenement Holders undertake not to sell unprocessed ore from the Tenements.

2.3    Quarterly calculation and payment

The NSR Excess Cashflow Payment will be calculated and payable in respect of each Quarter.

2.4    Net Smelter Return

The Net Smelter Return for each Quarter will be calculated as the Gross Revenue minus Allowable Deductions.
2.5    Gross Revenue

(a)    The Gross Revenue for each Quarter will be the gross sales price received in immediately available funds by the Tenement Holders from the sale or other disposal of Product, including the proceeds received from an insurer in the case of loss of or damage to Product (after deducting therefrom all reasonable fees, costs and expenses incurred in connection with the collection of such proceeds, as evidenced by supporting documentation).
(b)    Where Product is sold otherwise than on Arm's-Length Terms, Gross Revenue will be the amount that would have been received by the Tenement Holders if the Product had been

3437-2087-4526v2    page 7

sold on Arms-Length Terms, as agreed between the parties or if they are unable to agree, either party may require that such matter be referred to an Expert for determination by sending a notice to the other party, thereby initiating the dispute resolution process in accordance with clause 9 below.
2.6    Allowable Deductions

(a)    The Allowable Deductions for each Quarter will be the following costs (exclusive of GST) paid or incurred by Buyer and/or the Tenement Holders and/or any of their Related Entities in that Quarter in connection with the smelting, refining, treatment, beneficiation, transportation and/or sale of Product:
(i)    all costs of smelting and refining Product and other beneficiation processes including handling, provisional settlement fees, weighing, sampling, assaying, metal losses and penalties for impurities and all umpire charges and other processor deductions;
(ii)    all freight, transportation, security and incidental costs and expenses, including forwarding, shipping, demurrage, delay and insurance costs, incurred between the mine gate at the Tenements and the point of delivery of the Product to a Refinery, including the cost of transport to and between any Refinery or other places of treatment;
(iii)    all handling and incidental costs and expenses including agency, banking, assaying, sampling, weighing, loading, unloading, stockpiling and storage;
(iv)    actual sales costs, and marketing and brokerage costs incurred in connection with the sale of Product;
(v)    taxes, duties and like charges imposed on the production transport, export, distribution, stockholding or sale but excluding corporate tax or other taxes calculated on income, profit or revenue; and
(vi)    royalties payable to the State of Queensland, all as calculated under IFRS.
(b)    Allowable Deductions excludes any costs incurred by Buyer and its Related Entities in connection with exploration, development, construction, mining, crushing, treatment or concentrating within or adjacent to the Tenements.
2.7    Currency

(a)    The NSR Excess Cashflow Payment will be calculated and payable in United States dollars.

3437-2087-4526v2    page 8

(b)    For the purpose of determining the amount of the NSR Excess Cashflow Payment, where applicable, all receipts and disbursements by any person in a non-United States currency will be converted into United States dollars on the basis of the noon rate of exchange quoted by the U.S. Federal Reserve on the Business Day immediately preceding the date of receipt or disbursement by such person, as the case may be.
2.8    Trading Arrangements

Nothing herein precludes a Tenement Holder or its Related Entities from undertaking Trading Activities. Any Trading Activities engaged in by a Tenement Holder or its Related Entities in respect of Product, and the profits and losses generated thereby, shall not, in any manner, be taken into account in the calculation of Gross Revenue or the NSR Excess Cashflow Payment due to Seller hereunder, whether in connection with the determination of price, the date of sale, the date any NSR Excess Cashflow Payment is due or in any other respect. In the case of sales of Product pursuant to the terms of any Trading Contract, Gross Revenue shall be calculated based on the Average Spot Price for the Quarter in which the date of sale of such Product and not the sale price under the Trading Contract. Seller acknowledges that a Tenement Holder and its Related Entities engaging in Trading Activities may result in such Tenement Holder and its Related Entities realizing from time to time lesser or greater profit for Product than does Seller, since the quantum of the NSR Excess Cashflow Payment to be made hereunder in respect of sales pursuant to Trading Contracts is to be established by the Average Spot Price of the Product for the Quarter in which the date of sale occurred. Similarly, Seller shall not be obligated to share in any losses generated by any such Trading Activities with respect to any Product.
2.9    Caveat

(a)    To the extent permitted by applicable law, the Seller shall be entitled from time to time and at its sole cost and expense to register a caveat under the Mineral and Energy Resources (Common Provisions) Act 2014 over the Tenements, and the Tenement Holders shall, and shall cause any Related Entity to cooperate with the Seller to sign any document reasonably necessary to enable such caveat to be recorded over the Tenements and hereby provide their written consent to do so, at the cost and expense of the Seller.
(b)    The Seller must promptly either file a notice of continuation of caveat having the effect of allowing the dealing to proceed or withdraw its caveat:
(i)    upon an assignee executing a deed whereby the assignee or other recipient of an interest in the Tenements, or any rights in relation to Products extracted and recovered from the area the subject of the Tenements, agrees to assume, be

3437-2087-4526v2    page 9

bound by and perform the obligations in this deed of the party from which it acquires its interest and rights;
(ii)    an Encumbrancee agrees to provide its written consent to, and sign any document reasonably necessary to, facilitate the lodgement of a subsequent caveat by the Seller over the Tenements.
(c)    The Seller may re-lodge its caveat or lodge another caveat immediately after the transfer or Encumbrance is registered and the Buyer and the Encumbrancee must provide their prior written consent to, and do all other acts reasonably requested by the Seller, to facilitate the lodgement of a subsequent caveat by the Seller.
(d)    Once:

(i)    the total amount of NSR Excess Cashflow Payment paid to Seller is equal to the NSR Payment Cap; and
(ii)    the total amount of the New Resource Discovery Payment paid to the Seller is equal to $30 million,
The Seller must take all such action at its cost to remove the caveat from all of the Tenements.

3    Payment of NSR Excess Cashflow Payment
3.1    Due date for payment

The NSR Excess Cashflow Payment for each Quarter will be payable within 30 days after the end of that Quarter.
3.2    Manner of payment

Each NSR Excess Cashflow Payment will be made in United States dollars by electronic transfer of immediately available funds to a bank account nominated by Seller.
3.3    Statements

For each Quarter, Buyer will submit to Seller a statement (NSR Payment Statement) at the same time as payment of the NSR Excess Cashflow Payment is made for that Quarter. Each NSR Payment Statement will set out the manner in which the NSR Excess Cashflow Payment has been calculated, including the following:
(a)    the quantity, type and grade of Project Ore extracted during the applicable Quarter;

(b)    the quantity, type and grade of Product produced from the Tenements during the Quarter;

3437-2087-4526v2    page 10

(c)    the quantity, type and grade of all Product that has been sold during the applicable Quarter;
(d)    the quantity, type and grade of Product held or unsold during the applicable Quarter;

(e)    details of Product sold on a provisional basis, if any;

(f)    the prices determined as herein provided for Product on which a NSR Excess Cashflow Payment is due, and the calculation of the Average Copper Price for the Quarter;
(g)    the calculation of any conversion of any foreign currency amounts to U.S. dollars, where applicable, in accordance with clause. 2.7;
(h)    the NSR Excess Cashflow Payment for the Quarter (including details of the calculation of the NSR Excess Cashflow for such Quarter);
(i)    the difference between (x) the NSR Payment Cap and (y) the aggregate of all NSR Excess Cashflow Payments paid to Seller as at the date of the NSR Payment Statement;
(j)    where any commingling has occurred, details of how the allocation of metals was made between Product and materials from other tenements or properties during the applicable Quarter; and
(k)    such other pertinent information, in sufficient detail, to explain the calculation of the NSR Excess Cashflow Payment for that Quarter, as may be reasonably requested by Seller.
3.4    Adjustments

In calculating the NSR Excess Cashflow Payment due to Seller for any Quarter, Buyer will make such adjustments (whether plus or minus) as may be necessary:
(a)    to take account of any adjustment to amounts previously paid to Seller resulting from new or updated information;
(b)    to correct any accounting or recording errors from previous Quarters; or

(c)    to comply with this deed.

3.5    Interest on late payment

If Buyer fails to make the NSR Excess Cashflow Payment on or before the due date for payment, then Buyer will pay interest at the Agreed Interest Rate on the amount due calculated and compounded monthly in arrears from the date on which payment was first due, until such payment and accrued interest is paid in full (excluding the date of payment).

3437-2087-4526v2    page 11

4    New Resource Discovery Payment
4.1    Due Date for Payment

(a)    If after the date of this Deed a New Resource within any one or more of the Tenements is Disclosed then, within 14 Business Days after the date of such Disclosure, Buyer will pay to Seller an amount equal to US$0.03 multiplied by the number of pounds of contained copper contained in the New Resource, as the case may be (New Resource Discovery Payment). In addition:
(i)    Each New Resource Discovery Payment will be made in United States dollars by electronic transfer of immediately available funds to a bank account nominated by Seller; and
(ii)    If Buyer fails to make a New Resource Discovery Payment on or before the due date for payment, then Buyer will pay interest at the Agreed Interest Rate on the amount due calculated and compounded monthly in arrears from the date on which payment was first due, until such payment and accrued interest is paid in full (excluding the date of payment).
(b)    More than one New Resource Discovery Payment may become payable by Buyer under this Deed. However, the maximum aggregate amount payable by Buyer by way of New Resource Discovery Payments is US$30 million. Once the total amount by way of New Resource Discovery Payments paid by Buyer to Seller reaches US$30 million, no further amount will be payable by way of New Resource Discovery Payments.
4.2    Covenants of Buyer

(a)    On August 1 of each calendar year, Buyer will deliver to Seller an Annual Resource Statement, together with reasonable supporting documentation.
(b)    In reviewing exploration results and considering whether to Disclose a New Resource on one or more of the Tenements, Buyer must act reasonably and consistently with its previous practices with regard to the calculation and reporting of mineral resources, including in respect of commodity price and other assumptions.
(c)    If Buyer Discloses a New Resource within one or more of the Tenements, Buyer must at the request of Seller make available to Seller all of the information in its possession to demonstrate that the quantification of the New Resource has been calculated and determined in accordance with the SAMREC Code (or, if Buyer and its affiliates are then subject to a mineral reporting standard other than the SAMREC Code which is generally accepted in another international jurisdiction that defines mineral resources and mineral reserves, such other standard) and otherwise in accordance with generally accepted good

3437-2087-4526v2    page 12

industry mining and metallurgical practices applied reasonably and consistently with its previous practices with regard to the calculation and reporting of mineral resources, including in respect of commodity price and other assumptions.
(d)    If Seller, acting reasonably, considers that a New Resource has been discovered by Buyer prior to delivery of the most recent Annual Resource Statement and such New Resource is not included in the immediately succeeding Annual Resource Statement, Seller may request information from Buyer reasonably necessary to demonstrate whether or not a New Resource has been discovered and the size of any New Resource. Buyer must promptly respond to any such request.
(e)    Buyer must maintain such books and records as are reasonably necessary to determine whether a New Resource has been discovered and the size of any New Resource.
4.3    Inspection and Audit

(a)    Buyer will permit Seller or its auditors access at reasonable times and on reasonable notice to inspect the books and records maintained by Buyer to determine whether a New Resource has been discovered and the size of any New Resource.
(b)    Seller may provide written notice to Buyer of any New Resource which, in its opinion or in the opinion of its auditor, has been discovered for which a New Resource Discovery Payment has not been made. Seller will provide to Buyer reasonable evidence to support its conclusion and the parties will endeavour to resolve the matters identified. If the parties are unable to resolve such matters within 30 days following receipt by Buyer of the written notice, then either Buyer or Seller may require that such matters be referred to an Expert for determination by sending a notice to the other party, thereby initiating the dispute resolution process in accordance with clause 9 below.
(c)    If it is agreed between the parties or determined by an Expert that a New Resource has been discovered, Buyer will Disclose such New Resource promptly (including by amending its most recent Annual Resource Statement, if necessary) and pay the applicable New Resource Discovery Payment in accordance with this Deed.

5    Books and records
5.1    Tenement Holders to maintain books and records

The Tenement Holders must maintain such books and records, in accordance with IFRS, as are reasonably necessary to verify and substantiate the amount of the NSR Excess Cashflow Payments payable for each Quarter including invoices, statements, receipts and records of quantities of Product delivered for sale (Records).

3437-2087-4526v2    page 13

5.2    Inspection and audit of Records

(a)    Seller may upon not less than 14 days’ prior written notice to Buyer and at its own cost appoint an appropriately qualified person to inspect, audit and report to Seller on the Records of one or more of the Tenement Holders in respect of a Quarter. If Seller wishes to audit the Records for any Quarter, Seller must give notice to Buyer of its intention to do so (Audit Notice) within 270 days after receiving the NSR Payment Statement for that Quarter. Any payment made hereunder shall be considered final and in full satisfaction of all obligations of Buyer and the Tenement Holders hereunder in respect of that payment unless an Audit Notice is delivered within the aforesaid 270 days following receipt of the NSR Payment Statement to which such payment relates.
(b)    Each Tenement Holder must give the auditor appointed by Seller full and free access to the Records of such Tenement Holder at its offices, or elsewhere as agreed, at reasonable times for the purposes of the audit.
5.3    Consequences of financial audit

(a)    If Seller notifies Buyer of any underpayment or overpayment of the NSR Excess Cashflow Payment which Seller’s auditor, in its reasonable opinion, considers exists, or the audit determines that any NSR Excess Cashflow Payment paid has been calculated in error, Seller will provide to Buyer a copy of the auditor’s report, and the parties will endeavour to resolve the matters identified in the report. If the parties are unable to resolve such matters within 30 days following receipt by Buyer of the report, then either Buyer or Seller may require that such matters be referred to an Expert for determination by sending a notice to the other party, thereby initiating the dispute resolution process in accordance with clause 9.
(b)    If it is agreed between the parties or determined by an Expert that the NSR Excess Cashflow Payment properly payable has been underpaid by more than 5%, Buyer must refund to Seller the costs of the audit.

6    Commingling of production
6.1    Commingling

Tenement Holders may commingle Project Ore with other ores, metals and minerals produced elsewhere, including where Project Ore is processed through a processing plant owned by Tenement Holders or their Related Entitles along with ore from other sources. If this is the case:

3437-2087-4526v2    page 14

(a)    The allocation of total production between Project Ore and other ore will be calculated and determined in accordance with generally accepted good Australian industry mining and metallurgical practices applied reasonably.
(b)    Tenement Holders will be responsible for making these metallurgical estimates, at all times acting reasonably, and such estimates will be included in the NSR Payment Statements.
(c)    Tenement Holders must establish and record the methods and practices it will adopt to weigh, sample, assay and perform other measuring or testing necessary to allocate the total production between Project Ore and other ore prior to the Project Ore being comingled with the other ore. Tenement Holders agree to provide a copy of these procedures to Seller if so requested in writing.
(d)    Tenement Holders and their Related Entities shall maintain records of the results of such sampling, assaying and analysis for a period of no less than 365 days from the date that Seller receives the NSR Payment Statement prepared in accordance with clause 3.3 that relates to an NSR Excess Cashflow Payment, and Seller shall be permitted the right to examine such records relating to any blending and commingling of ores, metals, minerals, and other materials not from the Tenements in accordance with the inspection rights in favour of Seller set forth in clause 5.2.
6.2    Technical audit

If clause 6.1 applies:

(a)    Seller may, at reasonable times and at its own cost and risk and not more than twice in any calendar year upon reasonable written notice to Buyer, by a qualified and recognised mining engineer appointed by Seller, inspect and conduct a technical audit on the methods and practices used by Buyer, Tenement Holders and their Related Entities in weighing, sampling, assaying or other measuring or testing extracted from the Tenements, and in doing so must comply with the reasonable requirements of Buyer or the applicable Related Entity and its safety officers.
(b)    Tenement Holders must provide, at Seller’s cost, all reasonable access to Seller and to the mining engineer appointed by Seller sufficient and necessary to reasonably carry out any technical audit.
(c)    Seller must ensure that any audit undertaken by or on behalf of Seller is conducted and concluded promptly and diligently.
(d)    Seller may give Buyer a copy of any report arising from the audit which raises, as a matter of concern, any matter concerning the weighing, sampling, assaying or any other

3437-2087-4526v2    page 15

measuring or testing practice which is not consistent with good mining and metallurgical practice in Australia applied reasonably.
(e)    If the parties are unable to agree any matters arising from the audit, then either Buyer or Seller may require the disputed matters to be referred to an Expert for determination by sending a written notice to the other party, thereby initiating the dispute resolution process in accordance with clause 9.

7    Relinquishment of areas
7.1    Relinquishment

If a Tenement Holder relinquishes any Tenement or portion of a Tenement (relinquished area), including by voluntary surrender or allowing a Tenement to expire, then the relinquished area will cease to be subject to this deed.
7.2    Revival of obligations

If any part of a relinquished area is granted to or acquired by a Tenement Holder or a Related Entity of a Tenement Holder within 10 years of its relinquishment, then upon such grant or acquisition, the relevant area shall again become part of the Tenements for the purposes of this deed. A Tenement Holder shall give Seller written notice of such reacquisition within 30 days of the reacquisition but only to the extent such reacquisition occurs within the said 10-year period.

8    Assignment
8.1    Assignment by Buyer

(a)    Buyer must not transfer, assign or otherwise convey, directly or indirectly, its interest in the Tenements without first obtaining from any third party assignee a deed in favour of, and in a form reasonably acceptable to, Seller by which:
(i)    the assignee covenants to perform Buyer’s and the Tenement Holders’ obligations under this deed, and
(ii)    the ultimate parent of Buyer agrees to guarantee the obligations of the assignee.

This deed is not assignable independently of the Tenements.

(b)    Buyer, Parent Guarantor and the Tenement Holders will be relieved of their respective obligations under this deed to the extent their respective obligations are assumed by a third party assignee (or its ultimate parent, in the case of Parent Guarantor) in accordance with paragraph (a).

3437-2087-4526v2    page 16

8.2    Encumbrances

Each Tenement Holder covenants in favour of the other parties that it will not grant any Encumbrance over the Tenements or this deed unless the Encumbrancee executes a deed of covenant in favour of the other parties under which the Encumbrancee agrees to be bound by the terms of this deed in exercising the Encumbrancee’s powers or remedies under the Encumbrance, as if it was a Tenement Holder.
8.3    Assignment by Seller

Seller must not, at any time, without the consent of the other parties to this deed, assign, transfer or otherwise convey its rights, benefits or obligations under this deed to any person or persons without the prior written consent of the other parties hereto. Notwithstanding the preceding sentence, Seller may at any time transfer, assign or otherwise convey this deed to a Related Entity of Seller without the need to obtain the consent of the other parties, provided that if such Related Entity shall cease to be a Related Entity of Seller, it shall first transfer this deed back to Seller or a Related Entity thereof.

9    Resolution of disputes
9.1    Expert determination

Where in this deed a dispute between the parties is to be determined by an Expert, or the parties agree that a dispute should be determined by an Expert, the following provisions apply:
(a)    The reference to the Expert is to be made in accordance with, and subject to, The Institute of Arbitrators & Mediators Australia Expert Determination Rules.
(b)    The Expert determination must be conducted by a member of a leading international mining consultancy or engineering firm agreed to by the parties (who must be independent of the parties and experienced in the matters covered by this deed).
(c)    In making a determination:

(i)    the Expert must act in that capacity and not as an arbitrator;

(ii)    the Expert’s finding is final and binding upon the parties in the absence of manifest error or fraud;
(iii)    the Expert must determine which party or parties should bear the costs of any such determination and in what proportion. In making this decision, the Expert must consider the degree to which the Expert considers such party was unreasonable in failing to agree to the matter; and
(iv)    the Expert may employ consultants to assist the Expert in carrying out its duties.

3437-2087-4526v2    page 17

9.2    Parties to continue to perform

Prior to resolution of a dispute, the parties must continue to perform their respective obligations under this deed including all pre-existing obligations the subject of the dispute, except only to the extent that lack of resolution of the dispute prevents such performance.

10    Tax Withholdings
10.1    Deductions required by law

(a)    If Buyer is required by law to deduct any from a payment under or in connection with this deed (including but not limited to an NSR Excess Cashflow Payment or a New Resource Discovery Payment) (Tax Deduction), Buyer must:
(i)    promptly, upon becoming aware that it is required to make the Tax Deduction, or if there is any change in the rate or the basis of the Tax Deduction, notify Seller in writing of the amount, date and proposed recipient of the required Tax Deduction;
(ii)    make the Tax Deduction and pay the amount required by law to the relevant government authority within the time allowed; and
(iii)    within 30 days of making either the Tax Deduction or any payment required in connection with that Tax Deduction, deliver to Seller evidence that the Tax Deduction has been made and paid as required.
(b)    If the Buyer determines that it is under an obligation to pay the Commissioner of Taxation, an amount under subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) (TAA) in respect of a payment under or in connection with this deed (including but not limited to an NSR Excess Cashflow Payment or a New Resource Discovery Payment) (a Withholding Tax Amount), the Buyer will deduct the Withholding Tax Amount (and such deduction shall be treated as a Tax Deduction for the purposes of this clause 10).
(c)    If the Buyer determines that subdivision 12-G of Schedule 1 to the TAA is applicable to any payment made under or in connection with this deed (including but not limited to an NSR Excess Cashflow Payment or a New Resource Discovery Payment), the Seller must provide the Buyer with such assistance as is reasonably requested by the Buyer in order for the Buyer to comply with its obligations under that subdivision. For the avoidance of any doubt, this clause 10 shall apply to any withholding or deduction required under subdivision 12-G of Schedule 1 to the TAA (and such withholding or deduction is a Tax Deduction for the purposes of this clause 10).
(d)    For the avoidance of doubt, no additional amount will be payable by the Buyer to the Seller on account of any Withholding Tax Deduction.

3437-2087-4526v2    page 18

11    GST
(a)    In this clause:

(i)    GST means the same as in the GST Law.

(ii)    GST Law means the same as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
(iii)    Words defined in the GST Law have the same meaning in this clause unless specifically defined in this clause.
(b)    All charges and amounts payable by one party to another under this deed are stated exclusive of GST.
(c)    For each taxable supply under or in connection with this deed:

(i)    The supplier will be entitled to charge the recipient for any GST payable by the supplier in respect of the taxable supply.
(ii)    The recipient must pay to the supplier the amount of the GST at the same time as the relevant charge applicable to the supply becomes payable.
(iii)    The supplier must provide a valid tax invoice (or a valid adjustment note) to the recipient in respect of the taxable supply, and will include in the tax invoice (or adjustment note) the particulars required by the GST Law. The recipient is not obliged to pay the GST unless and until the recipient has received a tax invoice (or an adjustment note) for that supply.
(iv)    If the actual GST liability of the supplier differs from the GST paid by the recipient, the supplier will promptly create an appropriate valid adjustment note, and the recipient will pay to the supplier any amount underpaid, and the supplier will refund to the recipient any amount overpaid.
(d)    Each invoice issued under this deed will be in the form of a tax invoice. Each invoice issued under this deed must show the GST payable on supplies covered by that invoice.
(e)    If any party is entitled to payment of any costs or expenses by way of reimbursement or indemnity, the payment must exclude any part of that cost or expense which is attributable to GST for which that party or the Representative Member of any GST Group of which that party is a Member is entitled to an Input Tax Credit.

3437-2087-4526v2    page 19

12    Guarantee
12.1    Guarantee

Parent Guarantor guarantees to Seller, on demand, the due and punctual payment and performance by Buyer of all of its obligations under this deed, including the payment of the Contingent Consideration.
12.2    Principal Obligation

Parent Guarantor’s obligations under this guarantee are principal obligations and may be enforced against the Guarantor without Seller first being required to exhaust any remedy it may have against Buyer or a Tenement Holder or to enforce any security interest it may hold. This clause 12 is a continuing guarantee and remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller under this document and until all those liabilities and obligations are fully discharged.

13    Liability unaffected
The liability of Parent Guarantor under this deed shall not be discharged, released, excused, abrogated, prejudiced or affected by the existence or occurrence of any of the following:
(a)    any arrangement made between a Tenement Holder or Buyer, on one hand, and Seller, on the other hand, with or without the consent of Parent Guarantor ;
(b)    any forbearance, waiver or concession given by Seller whether as to payment, time, performance or otherwise;
(c)    any laches, acquiescence, failure or neglect by Seller to enforce any right or remedy against Buyer or a Tenement Holder;
(d)    the amendment, termination, release or discharge of any other document;

(e)    any transfer, assignment or novation by a Tenement Holder, Buyer or Seller;

(f)    any change in the ownership or control of Buyer or a Tenement Holder;

(g)    the insolvency or winding up of Buyer or a Tenement Holder; or

(h)    any other matter whatsoever.

14    Notice
(a)    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by email or similar means of

3437-2087-4526v2    page 20

recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:
(i)    If to Seller:

Copper Mountain Mining Corporation Suite 1700 – 700 West Pender Street Vancouver, British Columbia, Canada V6C 1G8

Attention:    Vice President, General Counsel and Corporate Secretary Email:    matthew.langford@cumtn.com

(ii)    If to a Tenement Holder or Buyer:

Eva Copper Pty Ltd. Roseby Copper Pty Ltd
Roseby Copper (South) Pty Ltd Harmony Gold Pty (Australia) Limited Level 2, 189 Coronation Drive
Milton, Queensland 4064 Australia

Attention:    Company Secretary
Email:    HGSEA.legal@harmonyseasia.com

(iii)    If to Parent Guarantor:

Harmony Gold Mining Company Limited Randfontein Office Park
Cnr Main Reef Road and Ward Avenue Randfontein 1759
South Africa

Attention:    Shela Mohatla, Company Secretary
Email:     companysecretariat@harmony.co.za

Copy to:    Company Secretary,
Harmony Gold (Australia) Pty Limited Level 2, 189 Coronation Drive,
Milton, Queensland 4064 Australia
HGSEA.legal@harmonyseasia.com

(b)    Any notice or other communication made in accordance with paragraph (a) shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to

3437-2087-4526v2    page 21

disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.
(c)    Any party may at any time change its address for service from time to time by giving notice to the other party in accordance with this clause 14.

15    General
15.1    Governing law and jurisdiction

(a)    This deed is governed by the law in force in the State of Queensland.

(b)    Each party submits to the exclusive jurisdiction of the courts in and of the State of Queensland.
15.2    Amendment

This deed can only be amended, supplemented, replaced or novated by another document signed by the parties.
15.3    Giving effect to this deed

The parties agree to cooperate in good faith with each other and agree that each party must do anything (including the execution of any document), and must ensure that its employees and agents do anything (including the execution of any document), that the other party may reasonably require to give full effect to this deed.
15.4    Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right. A waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again. The exercise of a right does not prevent any further exercise of that right or of any other right.
15.5    Entire agreement

This deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this deed and has no further effect.
15.6    Enurement

The provisions of this deed will enure for the benefit of and be binding upon the administrators, successors in title and permitted assigns of each party.

3437-2087-4526v2    page 22

15.7    Counterparts

This deed may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. A party may execute this letter agreement by signing any counterpart. Signatures may be exchanged by e-mail. Each Party agrees to be bound by its own electronic signature and that it accepts the electronic signature of the other Parties.

3437-2087-4526v2    page 23

Schedule 1

Tenements

Tenement Number	Registered holder
ML 90162	Eva Copper Mine Pty Ltd
ML 90163	Eva Copper Mine Pty Ltd
ML 90164	Eva Copper Mine Pty Ltd
ML 90165	Eva Copper Mine Pty Ltd
ML 90166	Eva Copper Mine Pty Ltd
EPM 25760	Eva Copper Mine Pty Ltd
EPM 9611	Roseby Copper (South) Pty Ltd
EPM 14363	Roseby Copper Pty Ltd
EPM 14370	Roseby Copper (South) Pty Ltd
EPM 25757	Roseby Copper Pty Ltd
EPM 25759	Roseby Copper (South) Pty Ltd
EPM 25761	Roseby Copper (South) Pty Ltd
EPM 26182	Roseby Copper (South) Pty Ltd
EPM 26280	Roseby Copper (South) Pty Ltd
EPM 26283	Roseby Copper (South) Pty Ltd
EPM 26284	Roseby Copper (South) Pty Ltd
EPM 26367	Roseby Copper (South) Pty Ltd
EPM 26566	Roseby Copper (South) Pty Ltd
EPM 26595	Roseby Copper (South) Pty Ltd
EPM 26605	Roseby Copper (South) Pty Ltd
EPM 26676	Roseby Copper (South) Pty Ltd
EPM 26811	Roseby Copper (South) Pty Ltd
EPMA 28602	Roseby Copper (South) Pty Ltd (applicant)
EPMA 28603	Roseby Copper (South) Pty Ltd (applicant)

3437-2087-4526v2    page 24

3437-2087-4526v2    page 25

EXECUTED as a Deed

Executed by Eva Copper Mine Pty Ltd in accordance with section 127 of the Corporations Act:

Signature of Director    Signature of Secretary/other Director

Name of Director in full    Name of Secretary/other Director in full

Executed by Roseby Copper Pty Ltd in accordance with section 127 of the Corporations Act:

Signature of Director    Signature of Secretary/other Director

Name of Director in full    Name of Secretary/other Director in full

Executed by Roseby Copper (South) Pty Ltd in accordance with section 127 of the Corporations Act:

Signature of Director    Signature of Secretary/other Director

Name of Director in full    Name of Secretary/other Director in full

3437-2087-4526v2    page 26

Signed sealed and delivered by Copper Mountain Mining Corporation:

Signature of Director    Signature of Secretary/other Director

Name of Director in full    Name of Secretary/other Director in full

Signed sealed and delivered by Harmony Gold (Australia) Pty Limited:

Signature of Director    Signature of Secretary/other Director

Name of Director in full    Name of Secretary/other Director in full

Signed sealed and delivered by Harmony Gold Mining Company Limited:
/s/ Peter William Steenkamp    /s/ Harry Ephraim Mashego

Signature of Director    Signature of Secretary/other Director

Peter William Steenkamp    Harry Ephraim Mashego

Name of Director in full    Name of Secretary/other Director in full

3437-2087-4526v2    page 27

Schedule 10

TARGET GROUP COMPANIES

1.    Eva Copper Mine Pty Ltd

ACN	625 712 138
ABN	74 625 712 138
Company type	Australian proprietary company limited by shares
Date of incorporation/registration	20 April 2018
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Gilmour Clausen Roland Dieter Bartsch
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	2 issued ordinary shares and paid up share capital of A$2.00
Copper Mountain Mining Pty Ltd (ACN 090 486 018)	Holder of 100% of the issued share capital

2.    Roseby Copper Pty Ltd

ACN	067 584 409
ABN	49 067 584 409
Company type	Australian proprietary company limited by shares
Date of incorporation/registration	19 December 1994 (Name Start Date: 17 July 2008)
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Gilmour Clausen Roland Dieter Bartsch
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	5,560,901 issued ordinary shares and paid up share capital of A$5,560,901
Copper Mountain Mining Pty Ltd (ACN 090 486 018)	Holder of 100% of the issued share capital

3.    Roseby Copper (South) Pty Ltd

ACN	148 092 291
ABN	49 148 092 291
Company type	Australian proprietary company limited by shares
Date of incorporation/registration	6 January 2011
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Gilmour Clausen Roland Dieter Bartsch
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	1 issued ordinary share and paid up share capital of A$1.00
Copper Mountain Mining Pty Ltd (ACN 090 486 018)	Holder of 100% of the issued share capital

4.    Copper Mountain Mining Pty Ltd

ACN	090 486 018
ABN	35 090 468 018
Company type	The company was a public company and converted to an Australian proprietary company limited by shares on 1 June 2018
Date of incorporation/registration	8 November 1999 (Name Start Date: 1 June 2018)
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Donald Strickland Gilmour Clausen Roland Dieter Bartsch
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	549,682,392 issued ordinary shares and paid up share capital of A$94,128,568.96.
Copper Mountain Mining Australia Pty Ltd (ACN 622 566 910)	Holder of 100% of the issued share capital

5.    CMMC Australia Pty Ltd

ACN	623 541 079
ABN	14 623 541 079
Company type	Australian proprietary company limited by shares
Date of incorporation/registration	21 December 2017
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Roland Dieter Barsch Gilmour Clausen
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	1 fully paid ordinary share and paid up share capital of A$1.00
Copper Mountain Mining Australia Pty Ltd (ACN 622 566 910)	Holder of 100% of the issued share capital

6.    Copper Mountain Mining Australia Pty Ltd

ACN	622 566 910
ABN	72 622 566 910
Company type	Australian proprietary company
Date of incorporation/registration	28 November 2017
Registered office	G 159 Coronation Drive Milton QLD 4064
Directors	Gilmour Clausen Roland Dieter Bartsch
Secretary	Eric Edward Hughes
Capital structure (including issued capital)	68,718,837 fully paid ordinary shares and paid up share capital of A$68,718,837.00
Copper Mountain Mining Corporation (British Columbia)	Holder of 100% of the issued share capital

Signing page

EXECUTED AS A DEED

Signed sealed and delivered for
Copper Mountain Mining Corporation
by

sign here    /s/ Gilmour Clausen
Print name    Gilmour Clausen

sign here    /s/ Letitia Wong
Print name    Letitia Wong
EVP, Chief Financial Officer

Signed sealed and delivered for
Harmony Gold (Australia) Pty Limited
by

sign here    /s/ JJ van Heerden
Director
Print name    JJ van Heerden

sign here    /s/ Aubrey Testa
Director
Print name    Aubrey Testa

Signed sealed and delivered for
Harmony Gold Mining Company Limited
by

sign here    /s/ Peter William Steenkamp
Director
Print name    Peter William Steenkamp

/s/ Harry Ephraim Mashego
Director
Print name    Harry Ephraim Mashego